                                                                  Exhibit 4.6a

                                                                  Execution Copy
================================================================================


                            FACILITY LEASE AGREEMENT
                                  (Kintigh A-1)



                             Dated as of May 1, 1999



                                     between



                           KINTIGH FACILITY TRUST A-1,
                                    as Lessor



                                       and



                            AES EASTERN ENERGY, L.P.,
                                    as Lessee



                                     KINTIGH
                         COAL-FIRED GENERATION FACILITY


================================================================================






CERTAIN OF THE RIGHTS OF THE LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, BANKERS TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE UNDER AN INDENTURE OF TRUST AND SECURITY AGREEMENT (KINTIGH A-1), DATED AS OF MAY 1, 1999 BETWEEN SAID INDENTURE TRUSTEE, AS SECURED PARTY, AND THE LESSOR, AS DEBTOR. SEE SECTION 21 FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
SECTION 1  DEFINITIONS ................................................................................2

SECTION 2  LEASE OF THE UNDIVIDED INTEREST.............................................................2

SECTION 3  LEASE TERM AND RENT.........................................................................2

         Section 3.1.  Lease Interim Term..............................................................2
         Section 3.2.  Lease Basic Term................................................................2
         Section 3.3.  Rent............................................................................2
         Section 3.4.  Deferrable Payments.............................................................3
         Section 3.5.  Supplemental Rent...............................................................3
         Section 3.6.  Adjustment of Basic Rent and Termination Values.................................4
         Section 3.7.  Manner of Payments..............................................................6
SECTION 4  DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT..........................................6

         Section 4.1.  Disclaimer of Warranties........................................................6
         Section 4.2.  Quiet Enjoyment.................................................................8
SECTION 5  RETURN OF UNDIVIDED INTEREST................................................................8

         Section 5.1.  Return..........................................................................8
         Section 5.2.  Condition Upon Return...........................................................8
         Section 5.3.  Expenses.......................................................................10
         Section 5.4.  Support Agreements; Dismantlement..............................................10
         Section 5.5.  Environmental Reports..........................................................10
         Section 5.6.  Engineering Report.............................................................13
SECTION 6 LIENS.......................................................................................13

SECTION 7  MAINTENANCE; REPLACEMENTS OF COMPONENTS....................................................14

         Section 7.1.  Maintenance....................................................................14
         Section 7.2.  Replacement of Components......................................................14
SECTION 8  MODIFICATIONS..............................................................................15

         Section 8.1.  Required Modifications.........................................................15
         Section 8.2.  Optional Modifications.........................................................15
         Section 8.3.  Title to Modifications.........................................................15
SECTION 9  NET LEASE..................................................................................16

         Section 9.1.  Net Lease......................................................................16
         Section 9.2.  Net Lease Not Guaranty.........................................................17

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
SECTION 10  EVENTS OF LOSS............................................................................17

         Section 10.1.  Occurrence of Events of Loss..................................................17
         Section 10.2.  Termination of Lease..........................................................18
         Section 10.3.  Rebuild.......................................................................20
         Section 10.4.  Application of Payments Not Relating to an Event of Loss......................23
SECTION 11  INSURANCE.................................................................................23

         Section 11.1.  Property Insurance............................................................23
         Section 11.2.  Liability Insurance...........................................................24
         Section 11.3.  Provisions with Respect to Insurance..........................................24
         Section 11.4.  Reports.......................................................................25
         Section 11.5.  Additional Insurance by Lessor................................................25
         Section 11.6.  Amendment of Requirements.....................................................26
         Section 11.7.  Application of Insurance Proceeds.............................................27
SECTION 12  INSPECTION................................................................................28

SECTION 13  TERMINATION OPTION FOR BURDENSOME EVENTS..................................................28

         Section 13.1.  Termination for Illegality....................................................28
         Section 13.2.  Termination for Burdensome Indemnity..........................................29
         Section 13.3.  Procedure for Exercise of Termination Option..................................30
         Section 13.4.  Assumption of the Lessor Notes................................................31
         Section 13.5.  Revocation of Termination Notice..............................................31
SECTION 14  TERMINATION FOR OBSOLESCENCE..............................................................32

         Section 14.1.  Termination...................................................................32
         Section 14.2.  Solicitation of Offers........................................................32
         Section 14.3.  Right of Lessor to Retain the Lessor's Interest...............................33
         Section 14.4.  Procedure for Exercise of Termination Option..................................33
SECTION 15  LEASE RENEWAL.............................................................................35

         Section 15.1.  Evergreen Renewal Term........................................................35
         Section 15.2.  Fair Market Value Renewal Terms...............................................36
         Section 15.3.  Renewal Rent and Termination Values for Renewal Term..........................36
         Section 15.4.  Determination of Fair Market Rental Value.....................................37
         Section 15.5.  Concurrent Renewals...........................................................37
SECTION 16  EVENTS OF DEFAULT.........................................................................37

SECTION 17  REMEDIES .................................................................................40

         Section 17.1.  Remedies for Lease Event of Default...........................................40
         Section 17.2.  Cumulative Remedies...........................................................43
         Section 17.3.  No Delay or Omission to be Construed as Waiver................................43

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
SECTION 18  SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS........................................43

SECTION 19  SUBLEASE .................................................................................44

SECTION 20  LESSOR'S RIGHT TO PERFORM.................................................................45

SECTION 21  SECURITY FOR LESSOR'S OBLIGATION TO THE INDENTURE TRUSTEE.................................46

SECTION 22  MISCELLANEOUS.............................................................................46

         Section 22.1.  Amendments and Waivers........................................................46
         Section 22.2.  Notices.......................................................................46
         Section 22.3.  Survival......................................................................47
         Section 22.4.  Successors and Assigns........................................................47
         Section 22.5.  True Lease....................................................................48
         Section 22.6.  Business Day..................................................................48
         Section 22.7.  Governing Law.................................................................48
         Section 22.8.  Severability..................................................................48
         Section 22.9.  Counterparts..................................................................48
         Section 22.10.  Headings and Table of Contents...............................................48
         Section 22.11.  Further Assurances...........................................................48
         Section 22.12.  Effectiveness................................................................48
         Section 22.13.  Limitation of Liability......................................................49

Exhibit A         -        Description of Facility Site
Exhibit B         -        Description of Facility
Schedule 1        -        Schedule of Basic Rent (Including Deferrable Basic Rent)
Schedule 2        -        Termination Values

                            FACILITY LEASE AGREEMENT
                                  (Kintigh A-1)

                  This FACILITY LEASE AGREEMENT (Kintigh A-1), dated as of May 1, 1999 (as amended, supplemented or otherwise modified from time to time and in accordance with the provisions hereof, this "Lease"), between KINTIGH FACILITY TRUST A-1, a Delaware business trust (the "Lessor" or the "Owner Trust"), and AES EASTERN ENERGY, L.P., a limited partnership organized under the laws of the State of Delaware (the "Lessee" or "AEE").

                              W I T N E S S E T H :

                  WHEREAS, concurrently with the execution and delivery of this Lease, the Trustee and the Owner Participant are entering into the Trust Agreement whereby a business trust is created;

                  WHEREAS, AEE owns the Facility Site as more particularly described in Exhibit A, such Exhibit A being attached to this Lease as a part hereof;

                  WHEREAS, pursuant to the Site Lease, AEE will lease the Ground Interest to the Lessor;

                  WHEREAS, pursuant to the Site Sublease, the Lessor will lease the Ground Interest to AEE for the term equal to the Lease Term, including any Renewal Term;

                  WHEREAS, the Facility is located on the Facility Site and is more particularly described in Exhibit B, such Exhibit B being attached to this Lease as a part hereof;

                  WHEREAS, pursuant to the Bill of Sale and the Deed, the Lessor will acquire from NYSEG and NGE the Undivided Interest; and

                  WHEREAS, pursuant to this Lease, the Lessor will lease the Undivided Interest to AEE for the Lease Term, including any Renewal Term.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

                  Capitalized terms used in this Lease, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement (Kintigh A-1), dated as of the date hereof (the "Participation Agreement"), among AEE, the Owner Trust, the Owner Participant, the Indenture Trustee and Pass Through Trustees, unless the context hereof shall otherwise require. The general provisions of Appendix A to the Participation Agreement shall apply to the terms used in this Lease and specifically defined herein.


                                    SECTION 2

                         LEASE OF THE UNDIVIDED INTEREST

                  The Lessor hereby leases the Undivided Interest, upon the terms and conditions set forth herein, to the Lessee for the Lease Interim Term, the Lease Basic Term and, subject to the Lessee's exercise of any Renewal Option, one or more Renewal Terms, and the Lessee hereby leases the Undivided Interest, upon the terms and conditions set forth herein, from the Lessor. The Lessee and the Lessor understand and agree that this Lease is subject to Permitted Encumbrances. The Undivided Interest shall be subject to the terms of this Lease from the date on which this Lease is executed and delivered.


                                    SECTION 3

                               LEASE TERM AND RENT

                  Section 3.1. Lease Interim Term. The interim lease term of this Lease (the "Lease Interim Term") shall commence on the Closing Date and shall terminate at 11:59 p.m. (New York City time) on January 1, 2000, subject to earlier termination pursuant to Section 10, 13 or 17.

                  Section 3.2. Lease Basic Term. The basic lease term of this Lease (the "Lease Basic Term") shall commence on January 2, 2000 and shall terminate at 11:59 p.m. (New York City time) on the Lease Expiration Date, subject to earlier termination pursuant to Section 10, 13, 14 or 17.

                  Section 3.3. Rent. The Lessee hereby agrees to pay to the Lessor interim rent with respect to the Lease Interim Term ("Interim Term Rent") and basic lease rent with respect to the Lease Basic Term ("Basic Term Rent," and together with Interim Term Rent and Renewal Rent, and including Deferrable Payments, "Basic Rent") for the lease of the Undivided Interest (as allocated to each Rent Payment Period pursuant to Schedule 1) for each Rent Payment Period throughout the Lease Interim Term and the Lease Basic Term in the amounts payable in advance or in arrears or both, as the case may be, on each

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
Rent Payment Date as indicated on Schedule 1 under the caption "Advance Rent" in the case of Rent Payment Periods immediately following such Rent Payment Date ("Advance Rent") and/or "Arrears Rent" in the case of Rent Payment Periods ending on such Rent Payment Date ("Arrears Rent") and for each Rent Payment Period throughout any Renewal Term in the amounts determined pursuant to Section
15. Each such payment of Interim Term Rent and Basic Term Rent shall be in the amount set forth opposite such Rent Payment Date on Schedule 1, in each case, subject to Section 3.6. The parties hereto agree that for purposes of Code
Section 467(b)(1), Basic Rent (including Deferrable Basic Rent) shall be allocated to the Rent Payment Period indicated on Schedule 1, regardless of the date such Basic Rent is actually paid. Any payment that is treated as a payment by the Lessee of "fixed rent," as defined in Proposed Reg. Section 1.467-1(h)(3) of the Code (or such regulation as finally promulgated or any successor provision), that is not specifically allocated to a particular Rent Payment Period pursuant to Schedule 1 shall be allocated to the Rent Payment Period in which such payment occurs.

                  Section 3.4. Deferrable Payments. Notwithstanding the provisions of Section 3.3, that portion of Basic Term Rent set forth under the column entitled "Deferrable Basic Rent" as indicated on Schedule 1 ("Deferrable Basic Rent") may be deferred until the Deferrable Basic Rent Maturity Date. The Lessee shall also pay an amount equal to interest calculated at the Deferrable Basic Rent Accrual Rate on any part of any payment of Deferrable Basic Rent not paid on the date indicated on Schedule 1 for any period for which the same shall remain unpaid ("Deferrable Interest," and together with Deferrable Basic Rent, "Deferrable Payments"), and on any Deferrable Interest not paid when due for any period for which the same shall be overdue, in each case compounded semi-annually. Any payment received by the Lessor in respect of Deferrable Payments shall be applied in the following order of priority: first, to the payment of any Deferrable Interest then remaining unpaid and second, to the payment of any Deferrable Basic Rent then remaining unpaid.

                  The Lessee and the Lessor agree and acknowledge that, notwithstanding anything contained herein to the contrary, for all purposes of this Lease and the other Operative Documents, unless otherwise indicated, Basic Term Rent shall include Deferrable Basic Rent and Basic Rent shall include Deferrable Payments; provided, however, that the failure of the Lessee to make any payment of all or any portion of Deferrable Basic Rent or Deferrable Interest shall not constitute a Lease Event of Default prior to the Deferrable Basic Rent Maturity Date with respect to such payment (or portion thereof); provided, further, however, that without any notice or any other action, on the Deferrable Basic Rent Maturity Date with respect to all or any portion of Deferrable Basic Rent or Deferrable Interest, the Lessee shall be obligated to immediately pay to the Lessor all Deferrable Basic Rent (or portion thereof) theretofore scheduled to be paid, together with all Deferrable Interest (or portion thereof) then remaining unpaid.

                  Section 3.5. Supplemental Rent. The Lessee also agrees to pay to the Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by

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
the Person entitled thereto, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Basic Rent. The Lessee shall also pay as Supplemental Rent an amount equal to interest at the applicable Overdue Rate on any part of any payment of Basic Rent not paid when due for any period for which the same shall be overdue, and on any Supplemental Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid, in each case compounded semi-annually. All Supplemental Rent to be paid pursuant to this Section 3.5 shall be payable in the manner set forth in Section 3.7.

                  Section 3.6. Adjustment of Basic Rent and Termination Values.
(a) Basic Rent and Termination Values shall be adjusted, at the request of either the Lessee or the Lessor, either upwards or downwards, to reflect (i) the principal amount, amortization and interest rate on any Additional Lessor Notes issued pursuant to Section 2.12 of the Indenture in connection with a refunding or refinancing of the Lessor Notes pursuant to Section 12.2 of the Participation Agreement, (ii) the principal amount, amortization and interest rate on any Additional Lessor Notes issued pursuant to Section 2.12 of the Indenture in connection with the financing of Modifications to the Facility pursuant to
Section 12.1 of the Participation Agreement and (iii) any Tax Law Change enacted or adopted on the Closing Date.

                  (b) Any adjustments shall be calculated to preserve the Owner Participant's Net Economic Return (with respect to the Lease Fixed Term, through the Lease Expiration Date and, with respect to any Renewal Term, through the end of such Renewal Term); provided, however, that (i) no adjustment of Basic Rent shall (A) change the amount or pattern of Deferrable Basic Rent, (B) together with all previous adjustments, decrease by more than 10 percent the total earnings anticipated by the Owner Participant in the first 10 years of the Lease Fixed Term, (C) cause the Owner Participant to record a book (GAAP) loss in any year in respect of its investment or (D) together with all previous adjustments, increase the average life, measured from the Closing Date, of the Equity Portion of Basic Rent (excluding any Deferrable Payments) anticipated as of the Closing Date by more than one year, provided there shall be no such average life limitations on any additional Equity Portion of Basic Rent solely and directly attributable to any adjustment to Basic Rent made in connection with a Supplemental Financing, and (ii) each adjustment of Basic Rent shall comply with the requirements of Rev. Proc. 75-21 and Sections 4.02(5), 4.07(1) and (2) and, on a prospective basis, 4.08(1) or (2) of Rev. Proc. 75-28, as modified and as in effect at the time of such adjustment, and shall not cause this Lease to be a "disqualified leaseback or long term agreement" within the meaning of Section 467 of the Code and any such regulations thereunder; and provided, further, however, that to the extent consistent with preserving the Owner Participant's Net Economic Return and without violating any of the limitations set forth in the first proviso to this Section 3.6(b), all adjustments of Basic Rent shall be calculated at the option of the Lessee to (i) minimize the average annual Basic Rent over the Lease Fixed Term for the Lessee's GAAP accounting purposes, (ii) minimize the net present value of Basic Rent to the Lessee over the Lease Fixed Term at the Basic Rent Discount Rate, (iii) preserve operating lease treatment under GAAP for the Lessee and/or (iv) minimize any adverse effect of any such adjustment on the credit ratings of the Pass Through Certificates.

                  (c) Adjustments shall be made using the same method of computation and assumptions originally used on the Closing Date (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Basic Rent. The adjustments contemplated by this Section 3.6 shall result in corresponding adjustments to Termination Values.

                  (d) Anything herein or in any other Operative Document to the contrary notwithstanding, each installment of Basic Rent (other than Deferrable Payments) payable hereunder, whether or not adjusted in accordance with this
Section 3.6, shall be in an amount at least sufficient to pay in full principal and interest payable on the Lessor Notes on each Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values payable on any date under this Lease, whether or not adjusted in accordance with this Section 3.6, shall, together with all other Basic Rent (other than Deferrable Payments) due and owing on such date, be in an amount at least sufficient to pay in full the principal of and accrued interest on the Lessor Notes payable on such date.

                  (e) Any adjustment pursuant to this Section 3.6 shall initially be computed by the Owner Participant, subject to the verification procedure described in this Section 3.6(e). Once computed, the results of such computation shall promptly be delivered by the Owner Participant to the Lessee. Within 20 days after the receipt of the results of any such adjustment, the Lessee may request that a nationally recognized firm of accountants or lease advisors selected by the Owner Participant and reasonably satisfactory to the Lessee (the "Verifier") verify, after consultation with the Owner Participant and the Lessee, the accuracy of such adjustment in accordance with this Section
3.6. If the Verifier confirms that such adjustment is in accordance with this
Section 3.6, it shall so certify to the Lessee, the Lessor and the Owner Participant and such certification shall be final, binding and conclusive on the Lessee, the Lessor and the Owner Participant. If the Verifier concludes that such adjustment is not in accordance with this Section 3.6, and the adjustments to Basic Rent and Termination Values calculated by the Verifier are different from those calculated by the Owner Participant, then it shall so certify to the Lessee, the Lessor and the Owner Participant and the Verifier's calculation shall be final, binding and conclusive on the Lessee, the Lessor and the Owner Participant. If the Lessee does not request verification of any adjustment within the period specified above, the computation provided by the Owner Participant shall be final, binding and conclusive on the Lessee, the Lessor and the Owner Participant. The final determination of any adjustment hereunder shall be set forth in an amendment to this Lease, executed and delivered by the Lessor and the Lessee and consented to by the Owner Participant; provided, however, that any omission to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable fees, costs and expenses of the Verifier in verifying an adjustment pursuant to this Section
3.6 shall be paid by the Lessee; provided, further, however, that in the event that such Verifier determines that the present value of Basic Rent to be made under this

Lease as calculated by the Owner Participant is greater than the present value of the correct Basic Rent as certified by the Verifier, in each case, discounted annually at the Basic Rent Discount Rate, by more than 7.5 basis points, then such expenses of the Verifier shall be paid by the Owner Participant. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and matters of interpretation of this Lease or any other Operative Document shall not be within the scope of the Verifier's responsibilities; provided, that in the event it is necessary to interpret this Lease or any other Operative Document to determine any adjustments pursuant to this Section 3.6, then legal counsel selected by the Owner Participant and reasonably satisfactory to the Lessee (and at the Lessee's expense) shall be designated to do so.

                  Section 3.7. Manner of Payments. All Rent (whether Basic Rent or Supplemental Rent) shall be paid by the Lessee in lawful currency of the United States of America in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. All Rent payable to the Lessor (other than Excepted Payments) shall be paid by the Lessee to the Lessor at the Lessor's Account, or to such other account as the Lessor shall notify the Lessee in writing; provided, however, that so long as the Lien of the Indenture shall not have been terminated or discharged, the Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien of the Indenture shall have been fully discharged in accordance with its terms), and the Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Lessor shall be paid by wire transfer directly to the Indenture Trustee's Account or to such other place as the Indenture Trustee shall notify the Lessee in writing pursuant to this Lease. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Lessee in writing.


                                    SECTION 4

               DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

                  Section 4.1. Disclaimer of Warranties. (a) Without waiving any claim the Lessee may have against any manufacturer, vendor or contractor, THE LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE LESSOR AND THE OWNER PARTICIPANT THAT (i) THE FACILITY AND EACH COMPONENT THEREOF ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE LESSEE, (ii) THE LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE UNDIVIDED INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE LEASE INTERIM TERM, THE LEASE BASIC TERM AND THE RENEWAL TERMS, IF ANY,

SPECIFIED HEREIN SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING WITHOUT LIMITATION (A) ZONING REGULATIONS, (B) ENVIRONMENTAL LAWS OR (C) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE LESSOR OR THE OWNER PARTICIPANT AND (v) THE LESSOR LEASES FOR THE LEASE INTERIM TERM, THE LEASE BASIC TERM AND THE RENEWAL TERMS, IF ANY, SPECIFIED HEREIN AND THE LESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS LEASE "AS-IS," "WHERE-IS" AND "WITH ALL FAULTS," AND THE LESSEE ACKNOWLEDGES THAT NEITHER THE LESSOR NOR THE OWNER PARTICIPANT MAKES, NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Lessor represents and warrants that on the Closing Date, the Undivided Interest will be free of Lessor's Liens and Owner Participant's Liens. It is agreed that all such risks, as between the Lessor and the Owner Participant on the one hand and the Lessee on the other hand are to be borne by the Lessee during the Lease Term. Neither of the Lessor nor the Owner Participant shall have any responsibility or liability to the Lessee or any other Person with respect to any of the following: (x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use, operation or performance of the Facility or any Component or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component. The provisions of this paragraph (a) of this
Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Lessor or the Owner Participant, express or implied, with respect to the Facility or any Components thereof or the Undivided Interest that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise.

                  (b) During the Lease Term, so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing, the Lessor hereby appoints irrevocably and constitutes the Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the

Lessor and the Lessee, as their interests may appear, but in all cases at the expense of the Lessee, whatever claims and rights the Lessor may have in respect of the Facility, any Component or the Undivided Interest against any manufacturer, vendor or contractor (including, without limitation, against NYSEG or NGE), or under any express or implied warranties relating to the Facility, any Component or the Undivided Interest, or in respect of any Title Policies.

                  Section 4.2. Quiet Enjoyment. The Lessor agrees that, notwithstanding any provision of any other Operative Document, so long as no Lease Event of Default shall have occurred and be then continuing and this Lease shall not have been declared (or deemed declared) in default, it shall not take or cause to be taken any action to interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Lessee of the Facility or the Undivided Interest, subject to the terms of this Lease.


                                    SECTION 5

                          RETURN OF UNDIVIDED INTEREST

                  Section 5.1. Return. Unless the Undivided Interest is being transferred to the Lessee pursuant to Section 10 or 13 or the Facility is being dismantled pursuant to Section 5.4 or the Lessee has purchased the Beneficial Interest pursuant to Section 14.1 or 15.1 of the Participation Agreement, upon the date of expiration or earlier termination of the Lease Term the Lessee shall return the Undivided Interest to the Lessor or any permitted transferee or assignee of the Lessor by surrendering the Undivided Interest, together with a corresponding undivided interest in all Required Modifications and Nonseverable Modifications, into the possession of the Lessor or such transferee or assignee at the location of the Facility on the Facility Site.

                  Section 5.2. Condition Upon Return. At the time of any return of the Undivided Interest by the Lessee pursuant to Section 5.1, the following conditions shall be complied with, all at the Lessee's expense:

                  (a) The right to use the Undivided Interest granted hereunder for the benefit of the Lessee shall cease and terminate.

                  (b) The Facility shall be in at least as good condition as if it had been maintained, repaired and operated during the Lease Term in compliance with the provisions of this Lease, ordinary wear and tear excepted, and there shall be no deferred maintenance in respect of the Facility.

                  (c) The Lessee shall cooperate with all reasonable requests of the Lessor (or its designee) for purposes of obtaining, or enabling the Lessor (or such designee) to obtain, any and all licenses, permits, approvals and consents of any Governmental Entities or other Persons that are or will be required to be obtained by the Lessor (or such designee) in connection with its use, operation or maintenance of the Undivided Interest on or after such return in compliance with Applicable Law.

                  (d) The Undivided Interest shall be free and clear of all Liens other than Permitted Liens of the type described in clause (d),
         (e), (f) or (g) of the definition thereof.

                  (e) The Facility shall be capable of being operated, maintained and monitored from the Facility Site; and the Facility shall be capable of being operated as a coal-fired electric generating facility at the ratings for which it was designed, on a continuing basis in normal commercial operation, and shall be capable of functioning in the manner for which it was designed and all capital expenditures in respect of the Facility shall have been made without discriminating against the Facility (considered in the context of Prudent Industry Practice) solely because the Undivided Interest is leased to and not owned by the Lessee.

                  (f) The Facility shall be in compliance with all requirements of manufacturers required to maintain in full force and effect any material warranty then in effect with respect to the Facility.

                  (g) No Component shall be a temporary Component and any Replacement Component shall satisfy the standards of Section 7.2.

                  (h) The Lessee shall surrender to the Lessor (or its designee) originals or copies of all documents, instruments, plans, maps, specifications, manuals, drawings, performance logs and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of the Facility, as shall be in the Lessee's possession and shall be reasonably appropriate or necessary for the continued operation of the Facility.

                  (i) The Lessee, at the request of the Lessor, shall sell (subject to all existing Liens and so long as a contemporaneous sale is consummated to the applicable Other Lessor under each of the Other Leases, other than any Other Leases in which the Lessee (or its Affiliates) has an owner participant interest) to the Lessor (or its designee) at the then fair market value thereof, determined by agreement between the Lessee, the Lessor and such applicable Other Lessors or, absent agreement, by an appraisal conducted according to the Appraisal Procedures, an undivided interest equal to the Lessor's Percentage in all Severable Modifications made to the Facility that are owned by the Lessee. If the Lessor and such other applicable Other Lessors do not elect to purchase such Severable Modifications, the Lessee may, at its expense, remove such Severable Modifications at the end of the Lease Term.

                  (j) Each Support Agreement shall be valid and in full force and effect, unless such Agreement has been previously terminated to the extent permitted by the Operative Documents.

                  The obligations of the Lessee set forth in this Section 5.2 shall survive the termination of this Lease and the expiration of the Lease Term.

                  Section 5.3. Expenses. The Lessee agrees to pay or reimburse, on an After-Tax Basis, on demand, all expenses incurred by the Lessor or the Owner Participant in connection with any return contemplated by this Section 5; provided, however, that any appraisal fees incurred pursuant to Section 5.2(i) shall be payable by the Lessor.

                  Section 5.4. Support Agreements; Dismantlement. The Lessor shall have the right to terminate its interest in the Site Lease or any other Support Agreement at any time following the expiration or earlier termination of the Lease Term upon payment of $1.00 to the Lessee and, in connection with any such termination of its interest in the Site Lease, the Lessor may transfer all of its right, title and interest in and to the Lessor's Interest to the Lessee. The Lessor shall also have the right, at the expiration of the Site Lease Term (so long as a similar right is exercised by the Other Lessors under each of the Other Leases, other than any Other Leases in which the Lessee (or its Affiliates) has an owner participant interest), to require the Lessee, at its own risk and expense, to dismantle the Facility, remove all of the Components of the Facility from the Facility Site and cause them to be delivered to a railhead or other suitable common carrier, or to keep and store such Components at the Facility Site for a period of up to 180 days at the Lessor's sole risk and expense; provided, however, that notwithstanding the foregoing, the Lessee may avoid dismantling the Facility, and storing and shipping such Components of the Facility, by offering to purchase the Undivided Interest at a price equal to the greater of $1.00 or the Fair Market Sales Value of the Undivided Interest (taking into account the fact that the Facility must be removed from the Facility Site and therefore determined after deducting the estimated cost of dismantlement, removal and shipment and the costs of restoring the Facility Site to its original condition). If the Lessor rejects the Lessee's offer to purchase the Undivided Interest, the Lessor shall, at the expiration of the Site Lease Term and at its sole expense, dismantle and remove the Facility from the Facility Site.

                  Section 5.5. Environmental Reports. (a) Provided that the Lessee shall not have exercised a Renewal Option in respect of the period immediately following the then current Lease Term, the Lessee shall, not earlier than 24 months (nor later than 12 months) prior to the expiration of such Lease Term, at its sole expense, provide to the Lessor and the Owner Participant a Return Environmental Report regarding the Facility and the Facility Site. The Return Environmental Report shall be prepared for the Lessee by a qualified environmental consulting firm chosen by the Lessee but reasonably acceptable to the Lessor and the Owner Participant. The Return Environmental Report shall consist of:

                           (i) A Phase I environmental assessment report,
                  prepared consistently with applicable standards, including but not limited to any ASTM standards in place at the time the Phase I is undertaken, which Phase I report shall be in form and substance reasonably satisfactory to the Lessor; and

                           (ii) A Phase II environmental assessment report,
                  prepared consistently with applicable standards, including but not limited to any ASTM standards in place at the time the Phase II is undertaken, which shall be based upon the results of the Phase I environmental assessment report and shall be in form and substance reasonably satisfactory to the Lessor; provided, however, that the Lessee shall be free to perform any additional investigations which the Lessee believes to be useful in connection with the evaluation of conditions identified in the Return Environmental Report.

                  (b) Upon completion of the environmental investigations, the Lessee shall, at its sole expense, engage a qualified environmental consulting firm reasonably acceptable to the Lessor and the Owner Participant to prepare a response plan to address the presence, if any, of Hazardous Substances contamination at the Facility Site based on the results of the Return Environmental Report and any additional investigations performed by the Lessee ("Response Plan"). The Response Plan shall outline a course of action for (x) conducting any actions that are required by any Environmental Law in response to the presence of Hazardous Substances at the Facility Site; or (y) obtaining any regulatory approvals with respect to the Lessee's proposed responsive measures to address such Hazardous Substances. The Response Plan shall provide an analysis of all measures potentially required under Environmental Law to respond to the conditions at the Facility Site relating the presence of such Hazardous Substances and the estimated costs for each proposed response measure (including but not limited to the feasibility of use of site restrictions or other limitations in light of the uses of the Facility Site permitted under the Site Lease). Use of site restrictions or limitations that are consistent with the permitted uses of the Facility Site under the Site Lease as a remedial alternative, or any remedy that does not include remediation of Hazardous Substances at the Facility Site, shall require a showing by the Lessee that the value of the Facility for the uses allowed under the Site Lease for the remaining term of the Site Lease is not materially decreased by such remedial alternative, and as set forth in subparagraph (e) hereto, the Lessee shall provide a satisfactory insurance policy or, at Lessee's option, other financial assurance mechanism reasonably satisfactory to the Lessor and the Owner Participant. In addition, to the extent that the Response Plan provides for responsive measures that do not require remediation of Hazardous Substances contamination to applicable remediation standards or goals identified under applicable Environmental Laws, the Lessee shall obtain approval of any such measures from the Governmental Entity with jurisdiction over such Hazardous Substances prior to implementation of the Response Plan. The Response Plan shall be designed to be the most cost-effective responsive approach to comply with the requirements of Environmental Laws with respect to addressing the presence of Hazardous Substances at the Facility Site, consistent with maintaining the value of the Facility for the uses allowed under the Site Lease for the remaining term of the Site Lease, and shall not unreasonably interfere with the Lessee's use, operation or maintenance of the Facility.

                  (c) The Response Plan shall be in form and substance reasonably satisfactory to the Lessor and the Owner Participant. Upon approval of the plan by the Lessor and the Owner Participant, the Lessee shall commence the responsive actions set forth in the plan according to the time schedule set forth in the plan for performing such work, which time schedule shall reflect the earliest practicable schedule for performing the responsive action and shall establish appropriate reserves, collateral or other financial mechanisms reasonably satisfactory to the Lessor and the Owner Participant to fund actions and work to be undertaken prior to approval of the final Response Plan. The Lessee shall implement the approved Response Plan, to the maximum extent feasible in accordance with the schedule, prior to the end of the applicable Lease Term. In any event, the Lessee shall be responsible for completing any cleanup, removal or remediation called for in the Response Plan. In the event the actions or activities called for in the Response Plan cannot be completed prior to expiration of the Lease Term, the Lessor shall grant to the Lessee access to the Facility Site to complete any such actions or activities.

                  (d) The Lessee may, at its sole discretion, prepare a cost assessment without waiting for completion of the investigations or the preparation of a final Response Plan if, based upon any sampling data or other information available to the Lessee, the Lessee reasonably believes that environmental conditions or contamination are present at the Facility Site for which the costs of responsive action may reasonably be expected to exceed $10 million. The Lessor, the Owner Participant and the Lessee shall confer for a period not to exceed 30 days from the date such analysis is provided to the Lessor and the Owner Participant by the Lessee in order to come to an agreement on the projected costs; provided, however, that such agreement may be postponed until sufficient data is developed to reasonably conclude that the above threshold amount would be exceeded.

                  (e) Upon completion of the final Response Plan, the Lessee shall prepare an assessment of the projected costs for performing all responsive measures that are called for in the final Response Plan, and the cost of an insurance policy with terms and price that are reasonably acceptable to the Lessor, the Lessee and the Owner Participant, providing for the payment of all costs of remediation and any third party liability, in excess of the amount funded in the Indemnity Account for such purposes and arising out of any conditions identified in the Return Environmental Report. The term of such insurance policy shall be for ten years or the then remaining term of the Site Lease, whichever is greater or, in lieu of an insurance policy, the Lessee may, at the Lessee's sole discretion, provide another mechanism of financial assurance with respect to potential costs of remediation and third-party liability. Such alternative financial assurance mechanisms shall be reasonably satisfactory to the Lessor and the Owner Participant. Lessee shall prepay the premium for such policy. The Lessee and the Lessor shall deliver a joint Officer's Certificate to the Depositary Agent stating the amount of funds to be transferred to the Indemnity Account during the balance of the Lease Term for application by the Lessee in accordance with the agreed upon Response Plan;

         provided, however, that nothing in this Section shall limit the Lessee's obligation to perform all actions in the agreed upon, final Response Plan.

                  (f) Not more than 90 days prior to the end of the applicable Lease Term the Lessee shall provide the Lessor an update to the Return Environmental Report.

                  (g) To the extent that the Lessor and the Lessee are unable to agree upon any matters for which agreement is called for in subsections
         (a) through (e) above, the issue shall be submitted to arbitration in accordance with the rules of the American Arbitration Association in New York; provided, however, that any such arbitration shall be completed within 60 days of the filing of an arbitration demand by the Lessor or the Lessee.

                  Section 5.6. Engineering Report. Provided that the Lessee shall not have exercised a Renewal Option in respect of the period immediately following the then current Lease Term, the Lessee shall, not earlier than 24 months (nor later than 12 months) prior to the expiration of such Lease Term, at its sole expense, provide to the Lessor and the Owner Participant a Return Engineering Report confirming that the Facility and the Facility Site are then in compliance with the requirements of paragraphs (b), (e), (f), (g) and (h) of
Section 5.2, together with such inspection reports, test results and other data reasonably adequate to substantiate the conclusions reached in such report or, if such is not the case, a list of any discrepancies in the condition and state of repair from that required by said paragraphs of Section 5.2, and such testing and overhaul procedures as would be required to cause the Facility and the Facility Site to be in compliance with the requirement of said paragraphs of
Section 5.2. The Lessee, at its own expense, shall cause any such discrepancies to be fully corrected prior to the return of the Undivided Interest. The Lessee and the Lessor shall deliver a joint Officer's Certificate to the Depositary Agent stating the amount of funds to be transferred to the Indemnity Account during the balance of the Lease Term for application by the Lessee to correct any such discrepancies.


                                    SECTION 6

                                      LIENS

                  The Lessee shall not (and the Lessee shall not permit any AEE Subsidiary to) create, incur, assume or suffer to exist any Lessee Liens, and the Lessee shall promptly notify the Lessor of the imposition of any such Lessee Liens of which the Lessee has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lessee Liens.

                                   SECTION 7

                     MAINTENANCE; REPLACEMENTS OF COMPONENTS

                  Section 7.1. Maintenance. The Lessee, at its own expense, shall (a) cause the Facility to be maintained in good condition, repair and working order and, in all material respects (i) in accordance with Prudent Industry Practice, (ii) in compliance with all Applicable Laws of any Governmental Entity having jurisdiction, including without limitation, Environmental Laws, (iii) in accordance with the terms of all insurance policies required to be maintained pursuant to Section 11, (iv) in accordance with such operating standards as shall be required to take advantage of and enforce all available warranties and (v) without discriminating against the Facility solely because the Undivided Interest is leased to and not owned by the Lessee, as compared to other similar facilities owned, leased from others or operated by the Lessee or any Affiliate thereof within the United States and (b) make all necessary repairs, renewals, replacements, betterments and improvements thereto as may be reasonably necessary, in the Lessee's judgment, so that the Facility may be operated in accordance with its intended purpose, in each case consistent with any assumptions set forth in the Engineering Report (including the applicable assumptions contemplated by the "AEE Life Extension Forecast" described therein) and the Appraisal; provided, however, that the Lessee may, in good faith and by appropriate proceedings diligently contest the validity or application of any Applicable Laws in any reasonable manner pursuant to a Permitted Contest.

                  Section 7.2. Replacement of Components.

                  (a) In the ordinary course of maintenance, service, repair or testing, the Lessee, at its own expense, may remove or cause to be removed from the Facility any Component; provided, however, that the Lessee shall cause such Component to be replaced by a replacement Component which shall be free and clear of all Liens (except Permitted Liens) and shall be in as good operating condition as, and shall have a current fair market value, residual value, remaining useful life and utility at least equal to that of the Component replaced, assuming such replaced Component was in at least the condition and repair required to be maintained in accordance with the terms of this Lease (each such replacement Component being herein referred to as a "Replacement Component") as soon as commercially practicable.

                  (b) An undivided interest equal to the Lessor's Percentage in each Component at any time removed from the Facility shall remain subject to this Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Lessor and with no adjustment to the Purchase Price or Basic Rent), (i) the replaced Component shall no longer be subject to this Lease, (ii) title to the Lessor's undivided interest in the removed Component shall thereupon vest in the Lessee or such other Person as shall be designated by the Lessee, free and clear of all rights of the Lessor and the Indenture Trustee, (iii) title to an undivided interest equal to the Lessor's Percentage in the Replacement Component shall thereupon vest with the Lessor and such undivided interest shall (A) become subject to this Lease and the Lien of the Indenture, and (B) be deemed a part of the Undivided Interest for all purposes of this Lease.

                  (c) Notwithstanding anything in this Section 7.2 or elsewhere in this Lease to the contrary, if the Lessee has determined that a Component is surplus or obsolete (each such Component herein referred to as an "Obsolete Component"), it shall, in its sole discretion and at its own expense, have the right to remove such Obsolete Component without replacing it; provided, however, that no such Obsolete Component may be so removed without being replaced if such removal would diminish or impair the then current fair market value, residual value, utility or the remaining useful life of the Facility by more than a de minimis amount or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B.
647.


                                    SECTION 8

                                  MODIFICATIONS

                  Section 8.1. Required Modifications. The Lessee, at its own expense, shall make or cause to be made to the Facility all Modifications as are required by Applicable Law or which the Lessee reasonably determines could be required as a result of any pending or reasonably expected change in Applicable Law or any Modifications made in respect of achieving the objective of the "AEE Life Extension Forecast" as described in the Engineering Report (each, a "Required Modification"); provided, however, that the Lessee may, in good faith and by appropriate proceedings diligently contest the validity or application of any Applicable Laws in any reasonable manner pursuant to a Permitted Contest.

                  Section 8.2. Optional Modifications. The Lessee shall have the right, at its own expense, to make or cause to be made to the Facility any Modification as the Lessee considers desirable in the proper conduct of its business (any such non-Required Modification being referred to as an "Optional Modification"); provided, however, that no such Optional Modification to the Facility shall diminish or impair the then current fair market value, residual value, remaining useful life or utility of the Facility below the then current fair market value, residual value, remaining useful life or utility thereof immediately prior to such Optional Modification, assuming the Facility was then in the condition required to be maintained by the terms of this Lease, or cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, l976-2 C.B. 647.

                  Section 8.3. Title to Modifications. (a) Title to an undivided interest equal to the Lessor's Percentage in (i) all Required Modifications,
(ii) all Nonseverable Modifications and (iii) all Modifications financed by the Lessor by an Additional Equity

Investment or a Supplemental Financing pursuant to Section 12.1 of the Participation Agreement shall (at no cost to the Lessor and, except as set forth in Section 12.1 of the Participation Agreement and Section 3.6 of this Lease, with no adjustment to the Purchase Price or Basic Rent or Termination Values) immediately vest in the Lessor. Such undivided interest shall immediately (A) become subject to the Lease and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Lien of the Indenture and (B) be deemed part of the Undivided Interest for all purposes of this Lease. The Lessee, at its own expense, shall take such steps as the Lessor and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee may reasonably require from time to time to confirm that title in such undivided interest has vested in Lessor and that such undivided interest is subject to the Lease and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Lien of the Indenture.

                  (b) No interest in any Optional Modification which is a Severable Modification (other than Severable Modifications which are financed by the Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 12.1 of the Participation Agreement) shall vest in the Lessor or become subject to this Lease or the Lien of the Indenture.


                                    SECTION 9

                                    NET LEASE

                  Section 9.1. Net Lease. (a) This Lease is a "net lease" and the Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including, without limitation, by (i) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, the Owner Participant, the Indenture Trustee or any other Person, including, without limitation, any claim resulting from any breach by any Transaction Party of any covenant or provision in this Lease or any other Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component, or any eviction by paramount title or otherwise; or any unavailability of the Facility, the Facility Site, any Component, any other portion of the Undivided Interest, or any part thereof, (iii) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in the use or possession thereof or any part thereof by the Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Facility Site, any Component, or any other portion of the Undivided Interest by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any other Operative Document, (vi) the lack of right, power or authority of the Lessor to enter into this Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component for any particular use, whether or not due to any failure of the

Lessee to comply with any Applicable Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Lessee or any other Person, (xi) any Lien of any Person with respect to the Facility, the Facility Site, any Component, any other portion of the Undivided Interest or any part thereof, or (xii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Document, it being the intention of the parties hereto that all Rent payable by the Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein.

                  (b) Such Rent shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Lessee or any other Person against the Lessor or any other Person under this Lease or otherwise.

                  (c) To the extent permitted by Applicable Law, the Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease with respect to the Undivided Interest except in accordance with Section 10, 13 or 14. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein (including, without limitation, in the immediately preceding sentence), the Lessee nonetheless agrees, to the extent permitted by Applicable Law, to pay to the Lessor an amount equal to each installment of Basic Rent and all Supplemental Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Lessee might have under any of the Operative Documents or otherwise or to limit the right of the Lessee to make any claim it might have against the Lessor or any other Person or to pursue such claim in such manner as the Lessee shall deem appropriate.

                  Section 9.2. Net Lease Not Guaranty. Nothing contained in this
Section 9 shall be construed as (a) a guaranty of (i) the value of the Undivided Interest or the Facility upon the expiration or termination of the Lease Fixed Term or any Renewal Term, (ii) the useful life of the Facility or (iii) payment of any of the Lessor Notes, or (b) a prohibition of assertion of any claim against any manufacturer, supplier, dealer, vendor, contractor (including, without limitation, NYSEG or NGE), subcontractor or installer with respect to the Facility.


                                   SECTION 10

                                 EVENTS OF LOSS

                  Section 10.1. Occurrence of Events of Loss. The Owner Participant or the Lessor will promptly notify the Lessee of any event of which it is aware that, unless expressly waived in writing by the Lessor or the Owner Participant, would result in a Regulatory Event of Loss, but in any case, failure to provide such notice shall not affect the rights of the Lessor or the Owner Participant pursuant to this Section 10. If an Event of Loss described in clause (a) or (b) of the definition thereof shall occur, the Lessee shall promptly provide notice thereof to the Lessor, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and then, no later than 6 months following the occurrence of such Event of Loss, the Lessee shall notify the Lessor, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee in writing of its election either (a) subject to the satisfaction of the conditions set forth in Section 10.3, to rebuild and restore the Facility so that the Facility shall be a generating facility of the same character and size (i.e., a coal-fired electric generating facility of the same capacity and heat rate, of the same or better operating and cost efficiency and utilizing the same grade of coal as the Facility and which can reasonably be expected to be similarly ranked on the dispatch curve) and otherwise have a fair market value, residual value, remaining useful life and utility at least equal to that of the Facility immediately prior to such Event of Loss (assuming that the Facility was in the condition and repair required to be maintained pursuant to this Lease) or (b) to terminate this Lease pursuant to Section 10.2. The Lessee may elect the option provided in clause (b) of the preceding sentence regardless of whether the Facility is to be rebuilt. If the Lessee fails to make an election as provided above in respect of an Event of Loss described in clause (a) or (b) of the definition thereof, then for purposes of determining the Termination Date upon which the payments are required pursuant to Section 10.2 are due and payable the date of occurrence of such Event of Loss shall be deemed to be the last day of the 6 month period referred to in the second sentence of this Section 10.1 and the Lessee shall be deemed to have made the election to terminate this Lease pursuant to Section 10.2.

                  Section 10.2. Termination of Lease. (a) If (i) the Lessee shall not have elected to rebuild or restore the Facility pursuant to Section
10.3 following an Event of Loss described in clause (a) or (b) of the definition thereof, or (ii) an Event of Loss described in clause (c) or (d) of the definition thereof shall occur, then, on the next Termination Date following the Lessee's notice of its election referred to in the second sentence of Section 10.1, in the case of clause (i) above, or on the next Termination Date occurring at least 3 months after the date of the occurrence of such Event of Loss or, if earlier, at least one month after receipt of insurance or condemnation proceeds in respect of such Event of Loss in the case of clause (ii) above, the Lessee shall terminate this Lease and pay to the Lessor (A) the Termination Value determined as of the relevant Termination Date, plus (B) all amounts of Supplemental Rent (including, without limitation, any prepayment premiums and all documented out-of-pocket costs and expenses of the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees, and all use, value added and other Taxes required to be indemnified by the Lessee pursuant to
Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2) due and payable on or prior to such Termination Date, plus (C) any unpaid Basic Rent due before (together with any Deferrable Payments due on or before) such Termination Date and, if such

Termination Date shall be a Rent Payment Date, the Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date.

                  (b) Concurrently with the payment of all sums required to be paid pursuant to this Section 10.2, (i) Basic Rent for the Undivided Interest shall cease to accrue, (ii) the Lessee shall cease to have any liability to the Lessor with respect to the Undivided Interest except for Supplemental Rent and other obligations (including, without limitation, those under Section 10.1 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Lessor shall transfer the Lessor's Interest to the Lessee pursuant to this Section 10.2, on an "as is," "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens and (iv) unless the Lessee shall have assumed the Lessor's obligations under the Notes as provided in paragraph (c) of this Section 10.2, (A) the Lessor shall prepay the Lessor Notes pursuant to
Section 2.10(a) of the Indenture, (B) the Lessor shall notify the Indenture Trustee to discharge the Lien of the Indenture and (C) the Lease Term shall terminate and the Lessor shall, at the Lessee's expense, execute and deliver to the Lessee a release or termination of this Lease. In furtherance hereof, the Lessee and the Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the expense of the Lessee.

                  (c) Notwithstanding the foregoing provisions of paragraph (a) of this Section 10.2, in the case of a Regulatory Event of Loss, if (i) the Lessee shall have assumed the Lessor Notes as permitted by and in accordance with Section 2.10(b) of the Indenture and (ii) all other conditions contained in such Section 2.10(b) shall have been satisfied, the obligation of the Lessee to pay Termination Value shall be reduced by the then scheduled outstanding principal amount of and accrued interest, if any, on the Lessor Notes so assumed by the Lessee.

                  (d) Subject to the last paragraph of Section 11.7, any payments with respect to the Undivided Interest received at any time by the Lessor, the Indenture Trustee or the Lessee (i) from any Governmental Entity as a result of the occurrence of an Event of Loss described in clause (c) of the definition thereof or (ii) from the proceeds of any insurance maintained by the Lessee pursuant to Section 11 as a result of the occurrence of an Event of Loss described in clause (a) or (b) of the definition thereof, shall, in each case, be applied as follows:

                  (A) all such payments received at any time by the Lessee shall be promptly paid to the Lessor or, if the Lien of the Indenture shall not have been terminated or discharged, to the Indenture Trustee, for application pursuant to the following clauses (B) and (C) of this
         Section 10.2(d), except that so long as no Lease Material Default or Lease Event of Default shall have occurred and be then continuing, the Lessee may retain any amounts that the Lessor would at the time be obligated to pay to the Lessee as reimbursement under the provisions of paragraph (B) below;

                  (B) so much of such payments as shall not exceed the amount required to be paid by the Lessee pursuant to paragraph (a) of this
         Section 10.2 shall be applied in reduction of the Lessee's obligation to pay such amount if not already paid by the Lessee or, if already paid by the Lessee, shall, so long as no Lease Material Default or Lease Event of Default shall have occurred and be then continuing, be applied to reimburse the Lessee for its payment of such amount; and

                  (C) the balance, if any, of such payments remaining thereafter shall, if insurance proceeds, be for the account of the Lessee (but in no event in an amount greater than Termination Value) and, if payments from a Governmental Entity, shall be for the respective accounts of the Lessor and the Lessee, in accordance with their ownership and leasehold interests, respectively, in the Undivided Interest.

                  Notwithstanding the foregoing, if the Lessee shall have elected to rebuild or restore the Facility pursuant to Section 10.3, any insurance proceeds received by the Lessor, the Indenture Trustee or the Lessee as a result of the occurrence of an Event of Loss described in clause (a) or (b) of the definition thereof shall be deposited in the Loss Proceeds Account or other appropriate Reserve Account (and shall be subject to withdrawal as provided in Section 11.7).

                  Section 10.3. Rebuild. The Lessee's right to rebuild or restore the Facility pursuant to Section 10.1(a) shall be subject to the fulfillment, at the Lessee's expense, of the following conditions:

                  (a) no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing;

                  (b) At the Lessee's expense, the Owner Participant shall have received an opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee (in form, scope and substance reasonably satisfactory to the Owner Participant) that no material adverse tax consequences to the Owner Participant will result from such rebuilding (and in the case of any such material adverse tax consequences the Lessee shall provide appropriate financial assurance reasonably satisfactory to the Owner Participant), and the Lessee shall have indemnified the Owner Participant in accordance with Section 10 of the Participation Agreement and the Tax Indemnity Agreement against all tax risk arising from such rebuilding;

                  (c) on the date the Lessee shall notify the Lessor pursuant to
         Section 10.1 of its election to rebuild or restore the Facility in accordance with this Section 10.3, the Lessee shall deliver to the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee, (i) a report of the Independent Engineer to the effect that the rebuilding or restoring of the Facility is technologically feasible and economically viable and that such rebuilding or restoring can reasonably be expected to be completed at least 36 months prior to the expiration of the Lease Basic Term or 12 months prior to the expiration of any Renewal Term then in effect or elected by the Lessee, but in any event within three years from the date of the Event of Loss giving rise to such rebuilding and (ii) an appraisal of an Independent Appraiser, such appraiser and such appraisal to be reasonably satisfactory to the Owner Participant, to the effect that the Facility will have a fair market value, residual value, remaining useful life and utility at least equal to that of the Facility immediately prior to such Event of Loss (assuming that the Facility was in the condition and repair required to be maintained pursuant to this Lease);

                  (d) on the date the Lessee shall notify the Lessor pursuant to
         Section 10.1 of its election to rebuild or restore the Facility in accordance with this Section 10.3, the Lessee shall demonstrate to the reasonable satisfaction of the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee that adequate, committed or presently available, funds, including amounts sufficient to pay all Rent during construction and to fund construction and other appropriate reserves, from insurance proceeds (including proceeds from business interruption insurance) or other sources, exist (including binding third party commitments to provide financing) to complete such rebuilding or restoration;

                  (e) the Lessee shall cause the rebuilding or restoring of the Facility (including obtaining all applicable construction approvals, permits and licenses) to commence as soon as practicable after notifying the Lessor of its election to rebuild or restore the Facility in accordance with this Section 10.3, and in all events, no later than within 18 months of the date of the occurrence of the event that caused such Event of Loss and shall cause work on such rebuilding to proceed diligently thereafter. As the rebuilding or restoring of the Facility progresses, title to an undivided interest equal to the Lessor's Percentage in such rebuilt or restored facilities shall vest in the Lessor and such undivided interest shall become subject to this Lease and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Lien of the Indenture, and be deemed a part of the Undivided Interest for all purposes of this Lease automatically without any further act by any Person;

                  (f) prior to rebuilding or restoring the Facility (but in no event later than 30 days before such rebuilding or restoration is scheduled to begin), the Lessee shall deliver (i) a fixed-price turn-key construction contract with a nationally recognized and experienced contractor (together with all documents and agreements related thereto), in form, scope and substance reasonably satisfactory to the Owner Participant and (ii) such documentation, in form, scope and substance reasonably satisfactory to the Owner Participant, that the Pass Through Certificates shall at the time of such rebuilding or restoration have a credit rating of not less than Investment Grade;

                  (g) on the date of the completion of such rebuilding or restoration of the Facility (the "Rebuilding Closing Date"), the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereto shall be delivered to the Lessor and the Indenture Trustee: (i) supplements to this Lease subjecting an undivided interest equal to the Lessor's Percentage in the rebuilt or restored facilities to this Lease (with no change in Purchase Price or the Basic Rent as a result of such replacement), (ii) so long as the Lien of the Indenture shall not have been terminated or discharged, supplements to the Indenture and the Mortgage subjecting such undivided interest in the rebuilt or restored facilities to the Lien of the Indenture, (iii) such recordings and filings as may be reasonably requested by the Lessor, the Mortgagee and the Indenture Trustee to be made or filed, (iv) an opinion of counsel of the Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Mortgagee to the effect that (A) the supplements to this Lease required by clause
         (i) above constitute effective instruments for subjecting such undivided interest in the rebuilt or restored facilities to this Lease,
         (B) the supplements to the Indenture and the Mortgage required by clause (ii) above, if any, constitute effective instruments for subjecting such undivided interest in the rebuilt or restored facilities to the Lien of the Indenture and (C) all filings and other action necessary to perfect and protect the Lessor's interest in an undivided interest equal to the Lessor's Percentage in the rebuilt or restored facilities have been accomplished, (v) an appraisal by an Independent Appraiser, certifying that the Facility as so rebuilt or restored has a current fair market value, residual value, remaining useful life and utility at least equal to the fair market value, residual value, remaining useful life and utility of the Facility immediately prior to such repair or replacement (assuming the Facility was in the condition and repair required to be maintained by the terms of this Lease), (vi) a report by an Independent Engineer certifying that the Facility as so rebuilt or restored is in a state of repair and condition required by this Lease, and (vii) satisfactory evidence as to the existence of adequate insurance in compliance with Section 11 with respect to the Facility as so rebuilt; and

                  (h) the Owner Participant shall have consented (in its sole discretion) to such rebuilding or restoration.

                  Whether or not the transactions contemplated by this Section
10.3 are consummated, the Lessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses) incurred by the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees in connection with the transactions contemplated hereby.

                  Section 10.4. Application of Payments Not Relating to an Event of Loss.

                  (a) In the event that during the Lease Term the use of all or any portion of the Undivided Interest is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, the Lessee's obligation to pay all installments of Basic Rent shall continue for the duration of such requisitioning or taking. The Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession.

                  (b) Any amount referred to in Section 10.4(a) which is payable to the Lessee shall not be paid to the Lessee, or if it has been previously paid directly to the Lessee, shall not be retained by the Lessee, but instead shall be paid to and held by the Lessor or, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee, as security for the obligations of the Lessee under this Lease, as provided in Section 11.7.

                  (c) Any insurance proceeds with respect to the Undivided Interest received at any time by the Lessor, the Indenture Trustee or the Lessee under any of the insurance policies required to be maintained by the Lessee under Section 11 as a result of any damage to the Facility or any part thereof which does not constitute an Event of Loss shall be applied as follows: first, in accordance with Section 11.7; and second, the balance, if any, of such insurance proceeds remaining thereafter shall be paid to the Lessee.


                                   SECTION 11

                                    INSURANCE


                  Section 11.1. Property Insurance. Subject to Section 11.6, the Lessee shall maintain (or cause to be maintained) all risk property insurance customarily carried by prudent operators of coal-fired facilities of comparable size, and of a comparable risk profile as, the Facility, and against loss or damage from such causes as are customarily insured against, which includes coverage for flood and boiler and machinery coverage to cover mechanical breakdown with normal policy exclusions. Such insurance will include coverage against direct physical loss or damage to the Facility including business interruption coverage with a limit of $250,000,000 per occurrence (provided that such coverage shall be increased to, and maintained at, $350,000,000 per occurrence as soon as reasonably practicable but in no event later than three
(3) months after the Closing Date), except for the perils of flood and earthquake, which limit will be an annual aggregate of $100,000,000. Business interruption cover shall contain an indemnity period of not less than 15 months. A self-insured retention or deductible of not more than $1,000,000 for direct physical loss and a 90-day waiting period for business interruption can apply per occurrence; however, these deductibles are established as maximum deductibles and the

Lessee shall endeavor to procure the most competitive deductibles commercially available and economically feasible.

                  Section 11.2. Liability Insurance. Subject to Section 11.6, the Lessee will maintain liability insurance, including the following:

                  (a) Commercial General Liability. Commercial general liability with a combined single limit of $1,000,000 per occurrence and in the aggregate where applicable. The insurance will include coverage for bodily injury and death, property damage, personal injury, contractual liability, actions of independent contractors, products, and completed operations, cross liability if multiple named insureds and sudden and accidental pollution. Such cover, with the exception of sudden and accidental pollution, shall be written on occurrence policy forms or AEGIS claims-first-made. A self-insured retention or deductible of not more than $50,000 per occurrence can apply;

                  (b) Commercial Automobile Liability. Commercial automobile liability with a combined single limit of $1,000,000 per occurrence for liability arising out of the use of all owned, hired, and non-owned vehicles. A self-insured retention or deductible of not more than $50,000 per occurrence can apply;

                  (c) Worker's Compensation and Employer's Liability. Worker's compensation coverage providing statutory benefits for the State of New York and employer's liability with limits of $1,000,000 per occurrence and in the aggregate where applicable. A self-insured retention or deductible of not more than $250,000 per occurrence can apply; and

                  (d) Excess Liability. Excess liability coverage with a limit of $50,000,000 per occurrence and in the aggregate where applicable. Such coverage shall be excess of the commercial general, automobile, and employer's liability coverages in paragraphs (a), (b) and (c) above. Such insurance shall contain a per location aggregate endorsement.

                  The Lessee will periodically review the liability insurance maintained by it or on its behalf and will, if necessary, revise such coverage and limits (including deductibles) in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk as the Facility; provided, however, that the Lessee may not (except as permitted by Section 11.6) decrease coverage without the written consent of the Lessor. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy.

                  Section 11.3. Provisions with Respect to Insurance. (a) Subject to Section 11.6, the Lessee will place the insurance maintained pursuant to this Section 11 with insurers of recognized reputation, each having an A.M. Best rating of at least "A-,IX" or, if not so rated, of comparable financial strength as an insurer with such a rating. All insurance policies required to be maintained pursuant to Section 11.1 shall name the

Lessor or, if the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee as the First Loss Payee and pursuant to clauses (a), (b) and (d) of Section 11.2 shall name the Lessor, the Trust Company, the Trustee, the Owner Participant and the Indenture Trustee as additional insureds, as their interests may appear. All insurance policies required to be maintained pursuant to this Section 11 shall also provide for at least 30 days' prior written notice (10 days for non-payment) by the insurance carrier to the Lessor, the Trust Company, the Trustee, the Owner Participant and the Indenture Trustee in the event of cancellation, non-renewal, termination, expiration or material change. The Lessee will place the insurance required by this Section 11 only with insurance companies which agree to waive all claims for premiums from, and all subrogation rights against, the Lessor, the Trust Company, the Trustee, the Owner Participant and the Indenture Trustee. All the insurance maintained pursuant to this Section shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor, the Trust Company, the Trustee, the Owner Participant and the Indenture Trustee with respect to their respective interests in the Facility and the Facility Site.

                  (b) Subject to Section 11.6, the Lessee will ensure that the respective interests of the Lessor, the Trust Company, the Trustee, the Owner Participant and the Indenture Trustee shall not be invalidated by any act or neglect of the Lessee, or any breach or violation by the Lessee of any warranties, declarations or conditions contained in any policies referred to in
Section 11.1 or by the use of the Facility for purposes more hazardous than permitted by such policies. Additionally, the Lessee will use its best efforts to provide that the policies referred to be Sections 11.2(a), (b) and (d) are endorsed to provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the manner as if there were a separate policy covering each insured. The Lessee shall, at its own expense, make or cause to be made all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

                  Section 11.4. Reports. The Lessee shall furnish the Lessor, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees annually with a report signed by a Responsible Officer of the Lessee identifying all insurance coverages in place and certifying that (a) all premiums in respect of such policies are current and (b) that it is in compliance with all insurance requirements set forth in Section 11. Within 10 Business Days after expiration and renewal of any insurance policy required to be maintained pursuant to this Section 11, the Lessee shall provide the Lessor, the Owner Participant, and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee certificates from insurance brokers or carriers to the effect that such policy is in effect and in the case of policies maintained pursuant to Sections 11.1 and 11.2, indicating their status as additional insureds.

                  Section 11.5. Additional Insurance by Lessor. At any time the Lessor (either directly or in the name of the Owner Participant), the Owner Participant or the Indenture Trustee may at its own expense and for its own account carry insurance with respect to its interest in the Undivided Interest; provided, that such insurance does not in any way interfere with the Lessee's ability to obtain insurance with respect to the Undivided Interest required by this Section 11. Any insurance payments received from policies maintained by the Lessor, the Owner Participant or the Indenture Trustee pursuant to the previous sentence shall be retained by such Person without reducing the Lessee's obligations hereunder.

                  Section 11.6. Amendment of Requirements. (a) If any insurance required to be maintained by the Lessee pursuant to Section 11.1 or 11.2 (including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis at the time of renewal, the Lessee shall provide written notice to the Lessor accompanied by a letter from the Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than 30 days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice by the Lessor, the Lessor and the Lessee shall immediately enter into good faith negotiations in order to obtain an alternative to such insurance.

                  (b) In the event that the Lessor and the Lessee cannot reach a resolution acceptable to both parties within 5 days of receipt of such notice by the Lessor, the Lessor and the Lessee shall make arrangements for the formation of an insurance panel consisting of the Lessee's insurance advisor (or broker), the Lessor's insurance advisor (or broker) and an independent insurance expert from an internationally recognized insurance brokerage firm, chosen by the Lessor and reasonably acceptable to the Lessee. Such independent expert shall conduct a separate review of the relevant insurance requirements of this Section 11 and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating whether such insurance is available or unavailable on a commercially reasonable basis.

                  (c) If the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation of the amount and type of insurance which is available on a commercially reasonable basis not less than 15 days before the date for renewal of such insurance. The Lessee shall, prior to the expiration of the insurance then in effect, obtain such insurance that is then available on a commercially reasonable basis. If the Pass Through Certificates shall be rated at the time of renewal at least the rating in effect on the Closing Date, the recommendation of the insurance expert shall be conclusive and binding upon the Lessee and the Lessor and the Lessee shall, for the immediately succeeding 1 year policy period, only be required to carry the insurance that the expert has certified is available on commercially reasonable basis. If the Pass Through Certificates are rated at such time of renewal below the rating in effect on the Closing Date and, in the reasonable judgment of the Lessor and the Owner Participant, keeping the insurance coverage at the level that is available on a commercially reasonable basis could reasonably be expected to result in a Material Adverse Effect, the Lessee shall (i) comply with Section 11 without regard to this Section 11.6 or (ii) obtain the insurance that is available on a commercially reasonable basis and provide collateral or credit support for the difference of a type and in an amount reasonably satisfactory to the Lessor and the Owner Participant. For purposes hereof, insurance will be considered "not available on a commercially reasonable basis" if it is obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to facilities similar to the Facility because of such excessive costs. All fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of the Lessee.

                  Section 11.7. Application of Insurance Proceeds. Insurance proceeds shall be applied in the following order:

                  (a) all insurance proceeds in respect of a single casualty of less than $25,000,000 shall be paid to or retained by the Lessee for application in repair or replacement of the affected property;

                  (b) all insurance proceeds in respect of a single casualty in excess of $25,000,000 shall be paid to the Lessor or, if the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and shall be applied and dealt with as follows:

                           (i) all such proceeds actually received on account of
                  any such damage or destruction, other than in connection with an Event of Loss, shall be paid over to the Lessee or as it may direct from time to time as restoration progresses, to pay (or reimburse the Lessee for) the cost of restoration, if the amount of such proceeds received by the Indenture Trustee or the Lessor, together with such additional amounts, if any, theretofore expended by the Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration, but only upon receipt by the Lessor and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee, of a written application of the Lessee accompanied by (A) an Officer's Certificate of the Lessee setting forth in reasonable detail the nature of such restoration, the actual cash expenditures made to date for such restoration and the estimated cost to complete such restoration and stating that no Lease Material Default or Lease Event of Default shall have occurred and be then continuing and (B) confirmation by the Independent Engineer that such restoration is technologically feasible and economically viable; and

                           (ii) all such proceeds received or payable on account
                  of an Event of Loss shall, unless the Lessee has elected to rebuild or restore the Facility, be dealt with in accordance with Section 10.2(d).

                  Notwithstanding the foregoing provisions of this Section 11 or
Section 10, all insurance and condemnation proceeds referred to in this Section
11.7 or in Section 10 not required to be paid to the Lessor or the Indenture Trustee shall be paid to the

Depositary Agent to be held in the Loss Proceeds Account in accordance with the Depositary Agreement and shall be applied in accordance with this Section 11.7 or Section 10, as applicable, Section 6.2 of the Participation Agreement or
Section 3.11 of the Depositary Agreement, as applicable; provided, however, that so long as a Lease Material Default or Lease Event of Default shall have occurred and be then continuing, any such insurance or condemnation proceeds that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to this Section 11 or Section 10 shall be held by the Lessor as security for the obligations of the Lessee under this Lease and, at such time thereafter as no Lease Material Default or Lease Event of Default shall be continuing, such amount shall be applied as set forth above or in Section 10, as applicable.


                                   SECTION 12

                                   INSPECTION

                  During the Lease Term, the Lessor, the Owner Participant, and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees, and their representatives may, at their own expense (except, at the expense of the Lessee when a Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing), during normal business hours, on reasonable prior notice to the Lessee, inspect the Facility and the records in the Lessee's custody or to which the Lessee has access; provided, however, that any such inspection will not interfere with the operation or maintenance of the Facility or the conduct by the Lessee of its business and will be in accordance with the Lessee's safety and insurance programs. The Owner Participant shall cooperate with any Lessee effort to coordinate its inspection with each Other Owner Participant. In no event shall the Lessor, the Owner Participant, the Indenture Trustee or the Pass Through Trustees have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection. In addition, the Independent Engineer shall have the same right to inspect the Facility and its records as the aforementioned parties, which right, so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, shall not be exercised on more than one occasion in any two-year period; such inspection shall be at the expense of the Lessee.


                                   SECTION 13

                    TERMINATION OPTION FOR BURDENSOME EVENTS

                  Section 13.1. Termination for Illegality. So long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, if it shall have become illegal for the Lessee to continue this Lease (or for any Other Lessee or Related Lessee, under any Other Lease or Related Lease in which the Owner Participant

(or any Affiliate thereof) has an interest, to continue such Other Lease or Related Lease) or for the Lessee (or such Other Lessee or Related Lessee) to make payments under this Lease (or such Other Lease or Related Lease) (other than as a result of events caused by the Lessee or any Affiliate thereof with a purpose to enable the Lessee to have the right to exercise an option to purchase the Undivided Interest) and the transactions contemplated thereby cannot be restructured in a manner reasonably acceptable to the Lessee (or such Other Lessee or Related Lessee), the Lessee shall have the right, at its option (unless, in the case of an illegality under such Other Lease or Related Lease, the "Owner Participant" thereunder shall have waived the requirement to terminate this Lease), by giving written notice to the Lessor, the Owner Participant, and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee, in each case no later than 180 days after the date of the Lessee's Actual Knowledge of such illegality, to terminate this Lease on the date specified in such notice (which shall be a Termination Date occurring not less than 60 nor more than 90 days after the date of such notice) and purchase the Lessor's Interest by paying the Lessor the Burdensome Buyout Price determined as of such Termination Date and all other amounts required to be due and payable under Section 13.3, provided, that unless the Owner Participant shall have waived such requirement (in its sole discretion), the Lessee shall have exercised a similar right with respect to all Other Leases and Related Leases in which the Owner Participant (or any Affiliates thereof) has an interest.

                  Section 13.2. Termination for Burdensome Indemnity. (a) If, so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, (I) (i) one or more events (other than as a result of events caused by the Lessee or any Affiliate thereof with a purpose of enabling the Lessee to have the right to exercise an option to purchase an Undivided Interest) shall have occurred which have or will give rise to one or more obligations of the Lessee to make indemnification or other payments under the Operative Documents (other than the Tax Indemnity Agreement), including in respect of or as a result of past (limited to three years) or future indemnity or other payments (and one or more Indemnified Parties shall have validly claimed by notice given to the Lessee that such indemnity or similar payments are or will become due), (ii) such indemnity obligation referenced in clause (i) (and the underlying cost or tax) can be avoided (as to such Indemnified Party and any Person to whom the Lessor may sell the Lessor's Interest as contemplated hereby) in whole or in substantial part if this Lease is terminated and the Lessor sells the Lessor's Interest and (iii) the aggregate amount of all such avoided payments would exceed (on a present value basis, discounted at the Discount Rate, compounded on a semi-annual basis (from, in the case of future payments, the date or dates on which such payments would otherwise be due) to the date of the termination) 3% of the Purchase Price for such Undivided Interest (unless the Owner Participant or other Person entitled to receive such payments has waived its right to "excess" payments or arranged for its own account the payment thereof), or (II) any Other Lessee or Related Lessee under any Other Lease or Related Lease in which the Owner Participant (or any Affiliate thereof) has an interest shall have the right to exercise similar rights with respect to such Other Lease or Related Lease, then the Lessee shall have the right, at its option (so long as the Owner Participant shall not have waived its rights as aforesaid in the case of this Lease, or, in the case of such indemnity obligation under such Other Lease or Related Lease, the "Owner Participant" thereunder shall have waived the requirement to terminate this Lease), no later than 180 days after the date the Lessee's Actual Knowledge of such indemnity obligation, to terminate this Lease on the date specified in such notice (which shall be a Termination Date occurring not less than 30 days nor more than 90 days after the date of such notice) and purchase the Lessor's Interest by paying the Burdensome Buyout Price determined as of such Termination Date and all other amounts required to be due and payable under Section 13.3, provided, that unless the Owner Participant shall have waived such requirement (in its sole discretion), the Lessee shall have exercised the similar right with respect to such Other Leases and, unless the Pass Through Certificates shall at the time of such exercise have a credit rating of not less than Investment Grade, such Related Leases.

                  (b) If either the projected costs of the responsive action determined pursuant to Section 5.5(d) or the amount required to be transferred to the Indemnity Account pursuant to Section 5.5(e) shall exceed $10 million, the Lessee shall have the right, at its option (so long as the Owner Participant shall not have waived compliance with Section 5.5 and Section 5.5 of the Other Leases in which the Owner Participant (or any Affiliate thereof) has an interest), by giving written notice to the Lessor and the Owner Participant, in each case no later than 90 days prior to the Lease Expiration Date, to terminate this Lease on the date specified in such notice (which shall be a Termination Date occurring not less than 30 days nor more than 60 days after the date of such notice) and purchase the Lessor's Interest by paying the Lessor the Burdensome Buyout Price determined as of such Termination Date and all other amounts required to be due and payable under Section 13.3, provided, that unless the Owner Participant shall have waived such requirement (in its sole discretion), the Lessee shall have exercised the similar right with respect to such Other Leases), at which point the Lessee's obligations under Section 5.5 shall cease.

                  Section 13.3. Procedure for Exercise of Termination Option.
(a) If the Lessee shall have exercised its option under Section 13.1 or 13.2, on the Termination Date specified in the Lessee's notice of such exercise, the Lessee shall pay (i) all amounts of Supplemental Rent (including all reasonable out-of-pocket expenses of the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees, all sales, use, value added and other Taxes covered by Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 13 and all indemnity amounts not obviated by the termination) due and payable on or prior to the Termination Date and (ii) any unpaid Basic Rent due before (together with any Deferrable Payments due on or before) such Termination Date and, if such Termination Date shall be a Rent Payment Date, the Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date.

                  (b) Concurrently with the payment of all sums specified in
Section 13.1 or 13.2, as the case may be, and this Section 13.3, (i) Basic Rent for the Undivided Interest shall cease to accrue, (ii) the Lessee shall cease to have any liability to the Lessor with respect to the Undivided Interest, except for Supplemental Rent and other obligations

(including those under Section 10 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Lessor shall, subject to Section 13.4, pay all outstanding principal and accrued interest on the Lessor Notes and the Lessee shall pay all other amounts due under the Indenture (including the premium, if any, due in respect of the Lessor Notes),
(iv) the Lessor shall execute and deliver to the Lessee, to be prepared (and where appropriate recorded and filed) at the Lessee's expense, a release or termination of this Lease and any Memorandum of Lease, (v) the Lessor shall transfer the Lessor's Interest to the Lessee on an "as is," "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens, (vi) the Lease Term shall terminate and (vii) the Lessor shall deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Lessee.

                  (c) If the Lessee fails to consummate the termination option under this Section 13 after giving notice of its intention to do so, (i) this Lease shall continue, (ii) such failure to consummate shall not constitute a default under this Lease, and (iii) (other than in consequence of a failure of the Owner Participant to fulfill their obligations under this Section 13) the Lessee shall lose its right to terminate this Lease pursuant to this Section
13.3 as a result of such event or condition during the remainder of the Lease Term.

                  (d) Anything to the contrary in this Section 13 notwithstanding, no termination pursuant to this Section 13 shall be effective (regardless of whether the Lessor shall elect to retain or sell the Undivided Interest in connection with such proposed termination) unless and until the Lessee shall have assumed the Lessor Notes pursuant to Section 13.4 or the Lessor shall have paid all outstanding principal and accrued interest on the Lessor Notes and all other amounts due under the Indenture on such proposed date of termination.

                  Section 13.4. Assumption of the Lessor Notes. Notwithstanding the foregoing provisions of Section 13.1 and 13.2, if (a) the Lessee shall have assumed the Lessor Notes as permitted by and in accordance with Section 2.10(b) of the Indenture, and all other conditions contained in such Section 2.10(b) shall have been satisfied, and (b) the Lessee shall have purchased the Lessor's Interest pursuant to Section 13.1 or 13.2, as the case may be, then the obligation of the Lessee to pay the Termination Value as provided therein shall be reduced by the then scheduled outstanding principal amount of and accrued interest, if any, on the Lessor Notes so assumed by the Lessee.

                  Section 13.5. Revocation of Termination Notice. The Lessee may, at its election, revoke its notice of termination under Section 13.2 on at least 60 days' prior notice to the Lessor, the Owner Participant and, so long as the Lien of the Indenture Trustee shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trust Trustees, in which event this Lease shall continue with respect to the Undivided Interest. Subject to the conditions set forth in Sections 13.1 and 13.2, the

Lessee shall have the right to re-initiate a notice to terminate pursuant to
Section 13 at any time.


                                   SECTION 14

                          TERMINATION FOR OBSOLESCENCE

                  Section 14.1. Termination. Upon at least 6 months' prior written notice to the Lessor, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees (which notice shall contain a certification by the board of directors of the Lessee's General Partner, as to one or more of the matters described in clauses (a) or (b) below and shall set forth in reasonable detail the basis on which it is exercising its termination option), the Lessee shall have the option, so long as no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, to terminate this Lease on any Termination Date occurring on or after the seventh anniversary of the Closing Date (the date of termination selected by the Lessee being the "Obsolescence Termination Date") on the terms and conditions set forth in this Section 14 if, (a) the Facility is then economically or technologically obsolete as a result of a change in Applicable Law (including any regulation or tariff of general application), as determined in good faith by the board of directors of the Lessee's General Partner, or (b) the Facility is otherwise economically or technologically obsolete or is surplus to the Lessee's needs or is no longer useful in its trade or business (including, without limitation, as a result of (i) a change in the markets for the wholesale purchase and/or sale of energy or (ii) any material abrogation by any purchaser under a power purchase agreement, as determined in good faith by the board of directors of the Lessee's General Partner, provided, that in each case a similar determination has been made with respect to all Other Leases and all Related Leases.

                  Section 14.2. Solicitation of Offers. If the Lessee shall give the Lessor and the Owner Participant notice pursuant to Section 14.1 and the Lessor shall not have elected to retain the Lessor's Interest pursuant to
Section 14.3, the Lessee shall, as non-exclusive agent for the Lessor, use its commercially reasonable efforts to obtain bids and sell the Lessor's Interest on the Obsolescence Termination Date, all of the proceeds of which will be for the account of the Lessor; provided, however, that so long as the Lien of the Indenture shall not have been terminated or discharged, the proceeds of such sale shall be paid directly to the Indenture Trustee. The Lessor shall also have the right to obtain bids for the sale of the Lessor's Interest either directly or through agents other than the Lessee. At least 90 days prior to the Obsolescence Termination Date the Lessee shall certify to the Lessor each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Lessee, any Affiliate or any third party with whom it or an Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Lessee or such Affiliate after the termination of this Lease) submitting such bid or offer.

                  Section 14.3. Right of Lessor to Retain the Lessor's Interest. The Lessor may irrevocably elect to retain, rather than sell, the Lessor's Interest by giving notice to the Lessee at least 90 days prior to the Obsolescence Termination Date. If the Lessor elects to retain the Lessor's Interest pursuant to this Section 14.3, on the Termination Date (a) the Lessee shall pay to the Lessor all Supplemental Rent (including all reasonable out-of-pocket costs and expenses of the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees (excluding the fees and costs of any broker unless engaged by the Lessee on the Lessor's behalf) and all sales, use, value added and other Taxes covered by Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14.3) due and payable on such Obsolescence Termination Date and (b) the Lessee shall pay to the Lessor any unpaid Basic Rent due before (together with any Deferrable Payments due on or before) such Obsolescence Termination Date and, if such Obsolescence Termination Date shall be a Rent Payment Date, the Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, but shall not be required to pay Termination Value. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.3,
(i) Basic Rent for the Undivided Interest shall cease to accrue, (ii) the Lessee shall cease to have any liability to the Lessor with respect to the Undivided Interest, except for Supplemental Rent and other obligations (including, without limitation, those under Section 10 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Lessor shall pay all outstanding principal and accrued interest on the Lessor Notes and the Lessee shall pay all other amounts due under the Indenture (including any premium due in connection with the Lessor Notes) and, (iv) the Lessee shall return the Undivided Interest to the Lessor in accordance with Section 5, (v) the Lease Term shall terminate and the Lessee shall be relieved of any further obligation to pay Termination Value hereunder and (vi) the Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the expense of the Lessee.

                  Section 14.4. Procedure for Exercise of Termination Option.
(a) If the Lessor has not elected to retain the Lessor's Interest in accordance with Section 14.3, on the Obsolescence Termination Date the Lessor shall sell the Lessor's Interest to the bidder or bidders (which shall not be the Lessee, any Affiliate thereof or any third party with whom the Lessee or any Affiliate thereof has an arrangement to use or operate the Facility to generate power for the benefit of the Lessee or such Affiliate after the termination of this Lease) that shall have submitted the highest cash bid or bids with respect to the Lessor's Interest, and the Lessee shall certify to the Lessor and the Owner Participant that such buyer is not the Lessee, any Affiliate thereof or any third party with whom the Lessee or any Affiliate thereof has an arrangement to use or operate the Facility to generate power for the Lessee or such Affiliate's benefit after the termination of this Lease.

                  (b) On the Obsolescence Termination Date, the Lessee shall pay to the Lessor (i) the excess, if any, of Termination Value determined as of such Obsolescence Termination Date over the total sales price of the Lessor's Interest paid to or retained by the Lessor, after deducting from the sales price the expenses, if any, incurred by or on behalf of the Lessor and the Owner Participant in connection with such sale, plus (ii) any unpaid Basic Rent due before (together with any Deferrable Payments due on or before) such Obsolescence Termination Date and, if such Termination Date shall be a Rent Payment Date, any Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, plus (iii) all amounts of Supplemental Rent (including all reasonable out-of-pocket costs and expenses of the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees (excluding the fees and costs of any broker unless engaged by the Lessee on the Lessor's behalf) and all sales, use, value added and other Taxes covered by
Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14) due and payable on such Obsolescence Termination Date, plus (iv) any premium due with respect to the Lessor Notes.

                  (c) Concurrently with the payment of all sums required to be paid pursuant to this Section 14.4, (i) Basic Rent for the Undivided Interest shall cease to accrue, (ii) the Lessee shall cease to have any liability hereunder to the Lessor with respect to the Undivided Interest, except for Supplemental Rent and other obligations (including Section 10.1 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Lessor shall prepay the Lessor Notes pursuant to
Section 2.10 of the Indenture, (iv) the Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Lessor and prepared and recorded at the Lessee's expense) the Lessor's Interest, to the purchaser on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens, (v) the Lease Term shall terminate and the Lessee shall be relieved of any further obligation to pay Termination Value hereunder and (vi) the Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the expense of the Lessee.

                  (d) Unless the Lessor shall have elected to retain the Lessor's Interest pursuant to Section 14.3 or the Lessor, with the consent of the Lessee, shall have entered into a legally binding contract to sell the Lessor's Interest, the Lessee may, at its election, revoke its notice of termination on at least 30 days' prior notice to the Lessor, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee and the Pass Through Trustees in which event this Lease shall continue with respect to the Undivided Interest; provided, that the Lessee shall not have the right to re-initiate a notice to terminate pursuant to Section 14.1 more than once in any five-year period.

                  (e) The Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise take any action in arranging any such sale of the Lessor's Interest other than, if the Lessor has not elected to retain the Lessor's Interest, to transfer the Lessor's Interest in accordance with Section 14.4(c)(iv).

                  (f) If no sale shall occur on the Termination Date, the notice of termination shall be deemed revoked and this Lease shall continue as to the Undivided

Interest in full force and effect in accordance with its terms (subject to paragraph (d) above, without prejudice to the Lessee's right to exercise its rights under this Section 14).

                  (g) Anything to the contrary in this Section 14 notwithstanding, no termination pursuant to this Section 14 shall be effective (regardless of whether the Lessor shall elect to retain or sell the Lessor's Interest in connection with such proposed termination) unless and until the Lessor shall have paid all outstanding principal and accrued interest on the Lessor Notes, and the Lessee shall have paid all other amounts due under the Indenture (including any premium due in respect of the Lessor Notes) on such proposed date of termination.


                                   SECTION 15

                                  LEASE RENEWAL

                  Section 15.1. Evergreen Renewal Term. (a) Not earlier than 36 months (nor less than 18 months) prior to the Lease Expiration Date, unless a Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, the Lessee may deliver to the Lessor notice (which notice may be in addition to a notice of the Lessee's tentative interest in electing a FMV Renewal Term under Section 15.2) of the Lessee's tentative interest in renewing this Lease for a term (the "Evergreen Renewal Term") commencing on the day following the Lease Expiration Date and ending on the earlier of (i) the latest date as of which the estimated fair market value of the Undivided Interest, as determined by the Appraisal Procedure, shall equal 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing
Date) and (ii) the date as of which the sum of the number of years of the proposed Evergreen Renewal Term and the Lease Fixed Term shall equal 75% of the estimated economic useful life of the Undivided Interest (measured from the Closing Date) (minus one day) as determined by such Appraisal Procedure (the earlier of the dates described in clauses (i) and (ii) above, the "Initial Evergreen Renewal Termination Date"). The Appraisal Procedure referred to in clauses (i) and (ii) of the preceding sentence shall be conducted subsequent to the Lessee's notice of its tentative interest in renewing this Lease for the Evergreen Renewal Term, and any costs of such appraisal (and any appraisal in respect of the FMV Renewal Term performed at the same time) shall be paid by the Lessee.

                  (b) Unless the Lessee shall have elected to renew this Lease for a FMV Renewal Term under Section 15.2, and provided that no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing on any such notice date or on the Lease Expiration Date, on or prior to 18 months before the Lease Expiration Date, the Lessee may deliver to the Lessor a further notice irrevocably electing to renew this Lease for the Evergreen Renewal Term determined as aforesaid and the Evergreen Renewal Term shall thereupon take effect as provided herein.

                  (c) The Lessee shall have the further option to renew this Lease at the end of the initial Evergreen Renewal Term described above for one additional Evergreen

Renewal Term of at least 2 years in accordance with, and subject to, compliance with the provisions of, this Section 15.1; provided, however, that the Lessee's notice of its tentative interest in renewing this Lease for an additional Evergreen Renewal Term shall be given not earlier than 36 months (nor less than 18 months) prior to the Initial Evergreen Renewal Termination Date and the irrevocable notice electing to renew this Lease for an additional Evergreen Renewal Term shall be given not later than 12 months prior to the Initial Evergreen Renewal Termination Date; provided further, however, that if as a result of the Appraisal Procedure described in Section 15.1 (a) (completed not later than 10 months prior to the Initial Evergreen Renewal Termination Date), the term of the additional Evergreen Renewal Term would be less than two years, such irrevocable notice shall, without further act, be deemed to be an irrevocable notice under Section 15.2 for a FMV Renewal Term of 2 years. The earlier of the dates described in clauses (i) and (ii) of Section 15.1(a) as they relate to the additional Evergreen Renewal Term is herein referred to as the "Additional Evergreen Renewal Termination Date."

                  Section 15.2. Fair Market Value Renewal Terms. Not earlier than 36 months (nor less than 18 months) prior to the Lease Expiration Date or, if applicable, the date of the expiration of any Renewal Term, unless a Lease Bankruptcy Default or Lease Event of Default shall have occurred and be then continuing, the Lessee may deliver to the Lessor notice (which notice may be in addition to a notice of the Lessee's tentative interest in electing the initial or the additional Evergreen Renewal Term) of the Lessee's tentative interest in renewing this Lease for a term (each such term, a "FMV Renewal Term") commencing on the day following the last day of the Lease Basic Term or the Renewal Term otherwise expiring and extending for no less than 4 years; provided, however, that unless such FMV Renewal Term extends to the end of the Site Lease Term, no such FMV Renewal Term shall extend beyond the date that is 5 years prior to the end of the Site Lease Term (as set forth in the Site Lease (as extended)). Unless the Lessee shall have irrevocably elected to renew this Lease for the initial or the additional Evergreen Renewal Term under Section 15.1 (and such Evergreen Renewal Term commences on the same date that the FMV Renewal Term is scheduled to commence), and provided that no Lease Bankruptcy Default or Lease Event of Default shall have occurred and be continuing on the date of expiration of the existing Lease Term, on or prior to 18 months before the expiration of the existing Lease Term or the relevant Renewal Term, as the case may be, the Lessee may deliver to the Lessor a further notice irrevocably electing to renew this Lease for the FMV Renewal Term tentatively elected as aforesaid and the FMV Renewal Term shall thereupon take effect as provided herein.

                  Section 15.3. Renewal Rent and Termination Values for Renewal Term.

                  (a) Renewal Rent shall be paid in arrears on each January 2 and July 2 during each Renewal Term.

                  (b) The installment of Renewal Rent payable in arrears on each such Rent Payment Date during any Evergreen Renewal Term shall be equal to the lesser of (i) the Fair Market Rental Value for such term determined in accordance with Section 15.4 and (ii) an amount equal to 50% of the quotient obtained by dividing (A) the sum of the actual amounts of Basic Rent (including Deferrable Basic Rent, but excluding Deferrable Interest) payable on each Rent Payment Date during the Lease Fixed Term (without including in such Basic Rent any amount attributable to adjustments to Basic Rent pursuant to clause (i) of Section 3.6(a) and, unless the applicable Modifications were financed with Additional Equity Investments, clause (ii) of Section 3.6(a)) by (B) the number of Rent Payment Dates occurring during the Lease Fixed Term.

                  (c) Renewal Rent payable on each Rent Payment Date during any FMV Renewal Term for the Undivided Interest shall be equal to the Fair Market Rental Value thereof determined in accordance with Section 15.4.

                  (d) The Termination Value of the Undivided Interest at the commencement of any Renewal Term shall be (i) for the first such Renewal Term, an amount equal to the higher of (A) 25% of the Purchase Price and (B) the then Fair Market Sales Value of the Undivided Interest, and (ii) for all subsequent Renewal Terms, an amount equal to then Fair Market Sales Value of the Undivided Interest.

                  Section 15.4. Determination of Fair Market Rental Value. The Fair Market Rental Value of the Undivided Interest as of the commencement of any Renewal Term shall be determined by agreement of the Lessor and the Lessee within six months after receipt by the Lessor of the tentative notice from the Lessee of its election to renew pursuant to Section 15.1 or 15.2 (but not more than 36 months before the commencement of such Renewal Term) or, if they shall fail to agree within such six month period, shall be determined by an appraisal conducted according to the Appraisal Procedure not more than 36 months before the commencement of such Renewal Term. The appraiser's fees and expenses shall be borne equally by the Lessee and the Lessor.

                  Section 15.5. Concurrent Renewals. Notwithstanding the foregoing, the Lessee's right to exercise any Renewal Option pursuant to Section
15.1 or Section 15.2 shall be conditioned upon the Lessee concurrently exercising the corresponding renewal option under the Other Leases in which the Owner Participant (or any Affiliate thereof) has an interest.


                                   SECTION 16

                                EVENTS OF DEFAULT

                  Any of the following events shall constitute a "Lease Event of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

                  (a) The Lessee shall fail to make any payment of Basic Rent (other than Deferrable Payments, but only to the extent provided in Section 3.4) or

         Termination Value, in each case within 5 Business Days after the same shall become due.

                  (b) The Lessee shall fail to make any payment of Supplemental Rent (other than Termination Value and, unless the Owner Participant shall have declared a default with respect thereto, Excepted Payments) after the same shall have become due and such failure shall have continued for a period of 30 days after receipt by the Lessee of written notice of such failure from the Owner Participant, the Lessor or the Indenture Trustee, provided, however, that, in the case of any failure to make any indemnity payment (or any portion thereof or interest thereon), if sufficient available funds are not then on deposit in the Indemnity Account for such payment, then the period within which to remedy such failure shall be extended to up a date five
         (5) days following the date such funds are on deposit in the Indemnity Account for the payment of such indemnity (or portion thereof or interest thereon) in accordance with the Depositary Agreement.

                  (c) The Lessee shall fail to maintain insurance in the amounts and on the terms set forth in Section 11.

                  (d) The Lessee shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under this Lease or any other Operative Document, including without limitation any covenant made by the Lessee herein or in Section 5 of the Participation Agreement with respect to any AEE Entity (other than any covenant, obligation or agreement contained in the Tax Indemnity Agreement or
         Section 5.12 of the Participation Agreement or any covenant, obligation or agreement referred to in clause (a), (b), (c), or (e) of this
         Section 16) in any material respect, which shall continue unremedied for 30 days after receipt by the Lessee of written notice thereof by the Lessor or the Indenture Trustee; provided, however, that if such condition cannot be remedied within 30 days, then the period within which to remedy such failure shall be extended up to an additional 180 days, so long as the Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period.

                  (e) The Lessee shall fail to perform or observe in any material respect its obligations set forth in Section 6 of the Participation Agreement.

                  (f) Any representation or warranty made by the Lessee in the Operative Documents (other than a Tax Representation) or in any Funding Date Certificates (as defined in the Depositary Agreement), including without limitation any representation or warranty made by the Lessee in
         Section 3 of the Participation Agreement with respect to the Lessee or any AEE Entity, shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by the Lessee of written notice thereof by the Lessor or the Indenture Trustee; provided, however, that if such condition cannot be remedied within 30 days, then the period within which to remedy such condition shall be extended up to an additional 180 days, so long as the Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period.

                  (g) The Lessee, AES NY or AEE 2 shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or
         (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or (v) shall take any action to authorize any of the foregoing.

                  (h) An involuntary case or other proceeding shall be commenced against the Lessee, AES NY or AEE 2, seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Lessee or AES NY or AEE 2; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days.

                  (i) The holder of any Permitted Indebtedness of AEE or any AEE Subsidiary in an aggregate principal amount in excess of $20,000,000 shall have commenced the exercise of any remedies upon a default and declared such indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and otherwise accelerated the indebtedness; provided, however, that a default with respect to any Other Lease or Related Lease will not result in a Lease Event of Default.

                  (j) One or more judgments or decrees shall be entered against the Lessee, AES NY or AEE 2 involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof.

                  (k) at any time after the Closing Date:

                           (i) AES shall cease to own or control, directly or
                  indirectly, at least 51% of the voting and economic interests in the Lessee, which interests shall be free and clear of all Liens; or

                           (ii) AES shall cease to own or control, directly or
                  indirectly, at least 51% of the voting and economic interests in AES NY, which interests shall be free and clear of all Liens; or

                           (iii) AES shall cease to own or control, directly or
                  indirectly, 51% of the voting and economic interests in AES NY3, which interests shall be free and clear of all Liens; or AES NY3 shall cease to own or control, directly or indirectly, 100% of the voting and economic interests in Somerset Railroad, which interests shall be free and clear of all Liens other than any Lien created in connection with the Rail Credit Facility or any facility replacing, refunding or refinancing the Rail Credit Facility; or

                           (iv) the Lessee shall cease to own and control,
                  directly or indirectly, 100% of the voting and economic interests in each of the AEE Subsidiaries, which interests shall be free and clear of all Liens, other than any Lien created in connection with the Working Capital Facility or any facility replacing, refunding or refinancing the Working Capital Facility and any other Liens securing Permitted Secured Indebtedness.

                  (1) The Lessee shall fail (i) to cause the Rent Reserve Account to be funded in an amount at least equal to the Rent Reserve Account Required Balance either through amounts available pursuant to a Payment Undertaking Agreement, through amounts on deposit in the Rent Reserve Account or through a combination thereof, on three consecutive Rent Payment Dates (after giving effect to the payment of Basic Rent (other than Deferrable Payments) on such dates) or (ii) at any time after the payment in full of the Lessor Notes, to cause the Additional Liquidity Account to be funded in accordance with the Depositary Agreement in an amount at least equal to the Additional Liquidity Required Balance, on three consecutive Rent Payment Dates (after giving effect to the payment of Basic Rent on such dates).

                  (m) The certificate of formation, operating agreement or partnership agreement or such other organizational document of AEE, AES NY or AES NY3, as applicable, shall be amended, changed, modified or supplemented in any material respect.


                                   SECTION 17

                                    REMEDIES

                  Section 17.1. Remedies for Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default by written notice to the Lessee; provided, however, that upon the occurrence of a Lease Bankruptcy Default, this Lease shall automatically be deemed to be in default without the need for giving any notice; provided further, however, that at any time thereafter, so long as the Lessee shall not have remedied all outstanding Lease Events of Default, the Lessor may do one or more of the following as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

                  (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee, at the Lessee's sole expense, of the applicable covenants and terms of this Lease or to recover damages for breach thereof;

                  (b) by notice in writing to the Lessee, terminate this Lease whereupon all right of the Lessee to the possession and use of the Undivided Interest under this Lease shall absolutely cease and terminate but the Lessee shall remain liable as hereinafter provided; and thereupon, the Lessor may demand that the Lessee, and the Lessee shall, upon written demand of the Lessor and at the Lessee's sole expense, forthwith return possession of the Undivided Interest to the Lessor in the manner and condition required by, and otherwise in accordance with, all of the provisions of Section 5, except those provisions relating to periods of notice; and the Lessor may thenceforth hold, possess and enjoy the same free from any right of the Lessee, or its successor or assigns, to use the Undivided Interest for any purpose whatsoever;

                  (c) sell the Lessor's Interest at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee under this Lease and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Lessor elects to exercise its rights under said paragraph and by Applicable Law), in which event the Lessee's obligation to pay Basic Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under paragraph (f) below if the Lessor elects to exercise its rights under said paragraph);

                  (d) hold, keep idle or lease to others the Lessor's Interest as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee under this Lease and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Lessee's obligation to pay Basic Rent with respect to the Undivided Interest due for any periods subsequent to the date upon which the Lessee shall have been deprived of possession and use of the Undivided Interest pursuant to this Section 17 shall be reduced by the net proceeds, if any, received by the Lessor from leasing the Undivided Interest to any Person other than the Lessee;

                  (e) whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Undivided Interest, the Lessor, by written notice to the Lessee specifying a Termination Date that shall be not earlier than 10 days after the date such notice is sent, may demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the Termination Date specified in such notice, any unpaid Basic Rent due before such

Termination Date and, if such Termination Date shall be a Rent Payment Date, any Basic Rent (to the extent payable in arrears) due and payable on such Rent Payment Date, any Supplemental Rent due and payable as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the Termination Value computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Lessor's Interest as of the Termination Date specified in such notice, or (ii) an amount equal to the excess, if any, of Termination Value computed as of the Termination Date specified in such notice over the Fair Market Rental Value of the Lessor's Interest until the end of the Lease Fixed Term or the then current Renewal Term, after discounting such Fair Market Rental Value semiannually to present value as of the Termination Date specified in such notice at a rate equal to the Default Discount Rate or (iii) an amount equal to the Termination Value computed as of the Termination Date specified in such notice and, upon payment of such Termination Value by the Lessee pursuant to this clause (iii) and all other Rent then due and payable by the Lessee, the Lessor will forthwith transfer to the Lessee in accordance with this Section 17.1(e) and Section 10 of the Site Lease on an "as is," "where is" and "with all faults" basis, without representation or warranty other than a warranty as to the absence of Lessor's Liens accompanied by a warranty of the Owner Participant as to the absence of the Owner Participant's Liens, all of its interest in the Lessor's Interest and execute, acknowledge and deliver, and record and file (as appropriate), appropriate releases, including, a release from the Lien of the Indenture, and all other documents or instructions necessary or desirable to effect the foregoing all in form and substance reasonably satisfactory to the Lessor and at the cost and expense of the Lessee, and upon payment of such amounts under either clause (i), (ii) or (iii) of this paragraph (e), this Lease, and the Lessee's obligation to pay Basic Rent hereunder due for any periods subsequent to the date of such payment, shall terminate;

                  (f) if the Lessor shall have sold the Lessor's Interest pursuant to paragraph (c) above, the Lessor may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for any periods subsequent to the date of such sale), an amount equal to (i) any unpaid Basic Rent due before the date of such sale, (ii) (A) if that date is a Rent Payment Date, the Basic Rent due on that date (to the extent payable in arrears), or, (B) if that date is not a Rent Payment Date or a Termination Date, the daily equivalent of Basic Rent (to the extent payable in arrears) for the period from the preceding Termination Date to the date of such sale, plus (iii) the amount, if any, by which the Termination Value computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, and, upon payment of such amount, this Lease and the Lessee's obligation to pay Basic Rent for any periods subsequent to the date of such payment shall terminate.

                  In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent (including any premium payable under the Indenture) due hereunder before, or during the exercise of any of the foregoing remedies, and, on an

After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Undivided Interest in accordance with Section 5.2, including, without limitation, any costs and expenses incurred by the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees in connection with retaking constructive possession of, or in repairing, the Undivided Interest in order to cause it to be in compliance with all maintenance standards imposed by this Lease.

                  Section 17.2. Cumulative Remedies. The remedies in this Lease provided in favor of the Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Undivided Interest or any Component thereof in mitigation of Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 17.

                  Section 17.3. No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Lessor upon any breach or default by the Lessee under this Lease shall impair any such right, power or remedy of the Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.


                                   SECTION 18

               SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS

                  Any moneys received by the Lessor pursuant to Section 10.2(d) or 11.7 shall, until paid to the Lessee as provided in accordance with such Sections, be held by the Lessor or the Indenture Trustee, as the case may be, as security for the Lessee's obligations under this Lease and invested in Permitted Investments by the Lessor or the Indenture Trustee, as the case may be, at the sole risk of the Lessee, from time to time as directed in writing by the Lessee if such investments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Investment) shall be applied or remitted to the Lessee in the same manner as the principal invested.

                                   SECTION 19

                                    SUBLEASE

                  Except in accordance with the following conditions, the Lessee shall not sublease the Facility without the consent of the Lessor, the Owner Participant and, so long as the Lien of the Indenture shall not have been terminated or discharged, the Indenture Trustee:

                  (a) the sublessee is (i) a United States person within the meaning of Section 7701(a)(30) of the Code, (ii) solvent and not subject to bankruptcy proceedings, (iii) not involved in any material litigation with the Owner Participant, and (iv) an experienced, reputable operator of electric generating assets, or its operating and maintenance obligations under the sublease are guaranteed by an experienced, reputable operator of electric generating assets;

                  (b) the sublease does not have a term of more than 10 years and during the Lease Basic Term does not extend beyond the date 36 months prior to the expiration of the Lease Basic Term (and may be terminated upon early termination of this Lease) and is expressly subject and subordinated to this Lease;

                  (c) all terms and conditions of this Lease and the other Operative Documents remain in effect and the Lessee remains fully and primarily liable for its obligations under this Lease and the other Operative Documents;

                  (d) no Lease Material Default or Lease Event of Default shall have occurred and be then continuing;

                  (e) the sublease prohibits further assignment or subletting;

                  (f) the sublease requires the sublessee to operate and maintain the Facility in a manner consistent with this Lease;

                  (g) such sublease shall not cause the property to become "tax-exempt use property" within the meaning of Section 168(h) of the Code (unless the Lessee shall make a payment to the Owner Participant contemporaneously with the execution of such sublease that in the judgment of the Owner Participant compensates the Owner Participant for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property");

                  (h) the Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustees shall have received (i) all documentation in respect of such sublease and (ii) an opinion of counsel to the effect that all regulatory approvals relating to such sublease have been obtained and that such sublease complies with the provisions of this Section 19 (such documentation, counsel and opinion to be in form, scope and substance satisfactory to such recipients);

                  (i) all amounts to be paid under the sublease are deposited directly into the Revenue Account;

                  (j) the rights of the Lessee as sublessor under the sublease are collaterally assigned as security to the Lessor;

                  (k) (i) the execution of the sublease does not result in any
         (A) diminution in any then applicable projected Pro Forma Coverage Ratios for the remainder of the Lease Term beyond a de minimis amount and in no event below any Required Coverage Ratio or (B) reduction in cash flows available to the Lessee (as though the Lessee had not subleased the Facility) as calculated by the then applicable Pro Forma projections for the balance of the Lease Term or (C) downgrade in any then current rating of the Pass Through Certificates (as confirmed in writing by the Rating Agencies); (ii) rental payments under the sublease exceed all Basic Rent payments; and (iii) there is no prepayment of rent or any other lump sum or advance payments payable to the Lessee under the sublease; and

                  (l) the Lessee shall have concurrently subleased the Related Facility pursuant to terms of the Related Leases.

                  The Lessee shall pay, on an After-Tax Basis, all reasonable costs and expenses incurred by the Lessor, Owner Participant, Indenture Trustee and the Pass Through Trustees in connection with any sublease or proposed sublease.


                                   SECTION 20

                            LESSOR'S RIGHT TO PERFORM

                  If the Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Lessee and failure of the Lessee to so perform or comply within 10 days thereafter, the Lessor or the Owner Participant may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Lessor or the Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Law, shall be deemed to be Supplemental Rent, payable by the Lessee to the Lessor on demand.

                                   SECTION 21

            SECURITY FOR LESSOR'S OBLIGATION TO THE INDENTURE TRUSTEE

                  In order to secure the Lessor Notes, the Lessor will assign and grant a Lien to the Indenture Trustee on all of the Lessor's right, title and interest in, to and under this Lease and the Undivided Interest (other than Excepted Payments and Excepted Rights). The Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Lessee under any other circumstances. Unless and until the Lessee shall have received written notice from the Indenture Trustee that the Lien of the Indenture has been fully terminated, the Indenture Trustee shall have the right to exercise the rights of the Lessor under this Lease to the extent set forth in and subject in each case to the exceptions set forth in the Indenture. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.


                                   SECTION 22

                                  MISCELLANEOUS

                  Section 22.1. Amendments and Waivers. No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

                  Section 22.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective
(a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided, that such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

                  If to the Lessor:

                  Kintigh Facility Trust A-1
                  c/o Wilmington Trust Company, as Trustee
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  Telephone:        (302) 651-1000
                  Facsimile:        (302) 651-8882
                  Attention:        Corporate Trust Administration

                  with a copy to the Owner Participant at the address specified in the Participation Agreement:

                  and to the Indenture Trustee:

                  Bankers Trust Company
                  MS #5041
                  4 Albany Street
                  New York, NY 10006
                  Telephone:        (212) 250-8869
                  Facsimile:        (212) 250-6725
                  Attention:        Richard L. Buckwalter
                                    Assistant Vice President

                  If to the Lessee:

                  AES Eastern Energy, L.P.
                  1001 North 19th Street
                  20th Floor
                  Arlington, VA 22209
                  Telephone:        (703) 522-1315
                  Facsimile:        (703) 528-4510
                  Attention:        Project Manager

                  Section 22.3. Survival. Except for the provisions of Sections
3.5 (Supplemental Rent), 3.7 (Manner of Payments), 5 (Return of Undivided Interest), 9 (Net Lease) and 17 (Remedies), which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Lease in accordance with its terms.

                  Section 22.4. Successors and Assigns. (a) This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

                  (b) Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

                  Section 22.5. True Lease. This Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Undivided Interest except as lessee only.

                  Section 22.6. Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment or performance is to be made pursuant to this Lease is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date (provided such payment is made on such succeeding Business Day) and no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                  Section 22.7. Governing Law. This Lease shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof.

                  Section 22.8. Severability. Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 22.9. Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 21, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 22.10. Headings and Table of Contents. The headings of the sections of this Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  Section 22.11. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Lease.

                  Section 22.12. Effectiveness. This Lease has been dated as of the date first above written for convenience only. This Lease shall be effective on the date of execution and delivery by the Lessee and the Lessor.

                  Section 22.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Lease is executed and delivered by the Trustee not individually or personally but solely as trustee of the Owner Trust under the Trust Agreement, in the exercise of the powers and authority conferred upon and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Lessor is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant either expressed or impliedly contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lessor under this Lease.

                  IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

                                            KINTIGH FACILITY TRUST A-1
                                              as Lessor

                                            By:      WILMINGTON TRUST COMPANY,
                                                     not in its individual
                                                     capacity but solely as
                                                     Trustee

                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:


                                            AES EASTERN ENERGY, L.P.
                                            as Lessee,

                                            By:      AES NY, L.L.C., its general
                                                     partner

                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:


*Receipt of the original counterpart of the foregoing Lease is hereby acknowledged on this 14th day of May, 1999.

                                            BANKERS TRUST COMPANY, not in its
                                            individual capacity, but solely as
                                            Indenture Trustee


                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:


*This acknowledgment executed in the original counterpart only.

                                                                       EXHIBIT A
                                                                              to
                                                                           Lease

                                                                       EXHIBIT B
                                                                              to
                                                                           Lease

                                                                      SCHEDULE 1
                                                                              to
                                                                           Lease

                                   BASIC RENT


                                                                                               Deferrable
                                                 Advance Rent             Arrears Rent         Basic Rent
   Rent Payment           Rent Payment         (% of Purchase            (% of Purchase      (% of Purchase
      Period                  Date                 Price)                    Price)               Price)
      ------                  ----                 ------                    ------               ------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 2
                                                                              to
                                                                           Lease

                                   TERMINATION VALUES

               Termination Date                           Termination Value
                   (Monthly)                            (% of Purchase Price)
                   ---------                            ---------------------
    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------